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04/24/01

Exhibit 4(d)

TCF EMPLOYEES STOCK PURCHASE PLAN

    (Including the former Republic Capital Group, Inc.
Employee Stock Ownership Plan and the former
Great Lakes Bancorp Employees Stock Ownership Plan)

(As amended and restated effective January 1, 1998)

INDEX

ARTICLE I GENERAL		1
Sec. 1.1	Name of Plan.	1
Sec. 1.2	Purpose.	1
Sec. 1.3	Effective Date.	1
Sec. 1.4	Construction and Applicable Law.	1
Sec. 1.5	Benefits Determined Under Provisions in Effect at Termination of Employment.	1
ARTICLE II MISCELLANEOUS DEFINITIONS		1
Sec. 2.1	Account.	1
Sec. 2.2	Active Participant.	2
Sec. 2.3	Affiliate.	2
Sec. 2.4	After-Tax Deposits.	2
Sec. 2.5	Basic Compensation.	2
Sec. 2.6	Tax-deferred Deposits.	3
Sec. 2.7	Beneficiary.	3
Sec. 2.8	Board.	3
Sec. 2.9	Code.	3
Sec. 2.10	Common Control.	3
Sec. 2.11	Company.	3
Sec. 2.12	ERISA.	3
Sec. 2.13	Exempt Loan.	3
Sec. 2.14	Forfeitures.	5
Sec. 2.15	Fund.	5
Sec. 2.16	Funding Agency.	5
Sec. 2.17	Great Lakes Bancorp ESOP; Great Lakes Bancorp; Old GLBC.	5
Sec. 2.18	Matching Contributions.	5
Sec. 2.19	Named Fiduciary.	5
Sec. 2.20	Normal Retirement Age.	5
Sec. 2.21	Participant.	5
Sec. 2.22	Participating Employer.	5
Sec. 2.23	Plan.	6
Sec. 2.24	Plan Year.	6

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Sec. 2.25	Predecessor Employer.	6
Sec. 2.26	Qualified Employee.	6
Sec. 2.27	Republic ESOP; Republic.	7
Sec. 2.28	Successor Employer.	7
Sec. 2.29	TCF Financial Corporation or TCF Financial.	7
Sec. 2.30	TCF Financial Stock.	7
Sec. 2.31	Top-Heavy Plan.	7
Sec. 2.32	Unallocated Reserve.	7
Sec. 2.33	Valuation Date.	7
ARTICLE III SERVICE DEFINITIONS		7
Sec. 3.1	Employment Commencement Date.	7
Sec. 3.2	Termination of Employment.	8
Sec. 3.3	Recognized Break in Service.	8
Sec. 3.4	Elapsed Time.	8
Sec. 3.5	Years of Vesting Service.	9
Sec. 3.6	Qualified Military Service.	10
Sec. 3.7	Hours of Service.	10
Sec. 3.8	Year of Eligibility Service.	11
Sec. 3.9	1-Year Break In Service.	11
Sec. 3.10	Eligibility Computation Period.	12
ARTICLE IV PLAN PARTICIPATION		12
Sec. 4.1	Entry Date.	12
Sec. 4.2	Eligibility for Participation.	12
Sec. 4.3	Enrollment.	13
Sec. 4.4	Duration of Participation.	14
Sec. 4.5	No Guarantee of Employment.	14
ARTICLE V EMPLOYEE DEPOSITS		14
Sec. 5.1	Deposits Permitted.	14
Sec. 5.2	Change in Rate of Deposits.	15
Sec. 5.3	Payment to Funding Agency.	15
Sec. 5.4	Allocation of Tax-deferred and After-tax Deposits.	15
Sec. 5.5	Adjustment of Tax-deferred Deposits if Required By Code Section 401(k).	16
Sec. 5.6	Adjustment of Contributions Required by Code Section 401(m).	18
Sec. 5.7	Aggregate Limit.	20
Sec. 5.8	Return of Excess Tax-deferred Deposits.	22
ARTICLE VI EMPLOYER CONTRIBUTIONS		22
Sec. 6.1	Source.	22

Sec. 6.2	Matching Contributions.	22
Sec. 6.3	Allocation of Matching Contributions.	22
Sec. 6.4	Employer Discretionary Contribution.	23
Sec. 6.5	Eligibility to Share in Employer Discretionary Contributions and Forfeitures; Allocation.	23
Sec. 6.6	Limitation on Employer Contributions.	24
Sec. 6.7	Limitation on Allocations.	24
Sec. 6.8	Additional Employer Contributions.	26
Sec. 6.9	Timing of Allocations.	26
Sec. 6.10	No Return of Excess Matching Contributions.	27
Sec. 6.11	Advance Contributions.	27
ARTICLE VII INDIVIDUAL ACCOUNTS		28
Sec. 7.1	Accounts for Participants.	28
Sec. 7.2	Valuation of Accounts.	29
Sec. 7.3	Adjustment of Unallocated Reserve.	30
Sec. 7.4	Accounts of Terminated Participants.	30
Sec. 7.5	Participant Statements or Certificates.	31
Sec. 7.6	Rollover Accounts.	31
Sec. 7.7	Voting Rights Regarding TCF Financial Stock.	31
Sec. 7.8	"Pass Through" Treatment of Tender Offers.	32
Sec. 7.9	Transfers from TCF Employees Savings-Investment Plan.	32
Sec. 7.10	Rollover Contributions.	32
ARTICLE VIII DESIGNATION OF BENEFICIARY		33
Sec. 8.1	Persons Eligible to Designate.	33
Sec. 8.2	Special Requirements for Married Participants.	33
Sec. 8.3	Form and Method of Designation.	34
Sec. 8.4	No Effective Designation.	34
Sec. 8.5	Beneficiary May Not Designate.	34
ARTICLE IX BENEFIT REQUIREMENTS (VESTING)		34
Sec. 9.1	Benefit upon Retirement or Disability.	34
Sec. 9.2	Other Termination of Employment.	35
Sec. 9.3	Death.	37
ARTICLE X DISTRIBUTION OF BENEFITS		37
Sec. 10.1	Time and Method of Payment.	37
Sec. 10.2	Distribution in Cash or TCF Financial Stock.	38
Sec. 10.3	Reemployment.	38
Sec. 10.4	Withdrawals From After-tax Accounts While Employed.	39
Sec. 10.5	Withdrawals From Tax-deferred Accounts During Employment.	39

Sec. 10.6	Withdrawals From Matching Accounts During Employment.	41
Sec. 10.7	Diversification Distributions.	41
Sec. 10.8	Distributions at Age 70 1/2.	41
Sec. 10.9	Source of Benefits.	42
Sec. 10.10	Incompetent Payee.	42
Sec. 10.11	Benefits May Not Be Assigned or Alienated.	42
Sec. 10.12	Payment of Taxes.	42
Sec. 10.13	Conditions Precedent.	42
Sec. 10.14	Company Directions to Funding Agency.	42
Sec. 10.15	Effect on Unemployment Compensation.	42
Sec. 10.16	Accounting Following Partial Termination or Termination of the Plan.	43
Sec. 10.17	Put Option.	43
Sec. 10.18	No Other Restrictions on Qualifying Employer Securities.	43
Sec. 10.19	Direct Rollover Distributions.	44
ARTICLE XI MANAGEMENT OF FUNDS		44
Sec. 11.1	Composition.	44
Sec. 11.2	Funding Agency.	45
Sec. 11.3	Compensation and Expenses of Funding Agency.	45
Sec. 11.4	Funding Policy.	45
Sec. 11.5	No Diversion.	45
Sec. 11.6	Description of TCF Financial Stock Fund.	46
Sec. 11.7	Reinvestment; Pass-through of Dividends.	47
Sec. 11.8	Uninvested Cash.	47
Sec. 11.9	Crediting of Deposits to TCF Financial Stock Fund.	47
Sec. 11.10	Leveraging of Plan.	47

Sec. 11.11	Diversification of Investments.	48
ARTICLE XII ADMINISTRATION OF PLAN		48
Sec. 12.1	Administration by Company.	48
Sec. 12.2	Certain Fiduciary Provisions.	49
Sec. 12.3	Discrimination Prohibited.	50
Sec. 12.4	Evidence.	50
Sec. 12.5	Correction of Errors.	50
Sec. 12.6	Records.	50
Sec. 12.7	General Fiduciary Standard.	50
Sec. 12.8	Claims Procedure.	50
Sec. 12.9	Bonding.	51
Sec. 12.10	Waiver of Notice.	51
Sec. 12.11	Agent for Legal Process.	51
Sec. 12.12	Actions Against the Secretary of Labor.	51
Sec. 12.13	Effect of Criminal Conviction.	51
Sec. 12.14	Indemnification.	51
ARTICLE XIII AMENDMENT, TERMINATION, MERGER		52
Sec. 13.1	Amendment.	52
Sec. 13.2	Discontinuance of Joint Participation in Plan By a Participating Employer.	52
Sec. 13.3	Reorganization of Participating Employers.	52
Sec. 13.4	Permanent Discontinuance of Contributions.	53
Sec. 13.5	Termination.	53
Sec. 13.6	Partial Termination.	53
Sec. 13.7	Merger, Consolidation, or Transfer of Plan Assets.	53
Sec. 13.8	Deferral of Distributions.	54

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ARTICLE XIV TOP-HEAVY PLAN PROVISIONS		54
Sec. 14.1	Key Employee Defined.	54
Sec. 14.2	Determination of Top-Heavy Status.	54
Sec. 14.3	Minimum Contribution Requirement.	56
Sec. 14.4	Vesting Schedule.	56
Sec. 14.5	Participation under Defined Benefit Plan and Defined Contribution Plan.	57
Sec. 14.6	Definition of Employer.	57
Sec. 14.7	Exemption For Collective Bargaining Unit.	57
ARTICLE XV MISCELLANEOUS PROVISIONS		58
Sec. 15.1	Insurance Company Not Responsible for Validity of Plan.	58
Sec. 15.2	Headings.	58
Sec. 15.3	Capitalized Definitions.	58
Sec. 15.4	Gender.	58
Sec. 15.5	Use of Compounds of Word "Here."	58
Sec. 15.6	Construed as a Whole.	58

TCF EMPLOYEES STOCK PURCHASE PLAN

(Including the former Republic Capital Group, Inc.
Employee Stock Ownership Plan and the former
Great Lakes Bancorp Employees Stock Ownership Plan)

(As amended and restated effective January 1, 1998)

ARTICLE I

GENERAL

    Sec. 1.1  Name of Plan.  The name of the plan set forth herein is "TCF Employees Stock Purchase Plan." It is sometimes referred to as the "Plan."

    Sec. 1.2  Purpose.  The Plan has been established for the purpose of providing eligible employees with a convenient, tax-favored opportunity to invest in the stock of TCF Financial Corporation, so that they may share in the growth and prosperity of the Company and have an additional source of retirement income.

    Sec. 1.3  Effective Date.  The "Effective Date" of the Plan is January 1, 1987. As of October 1, 1988, the Plan was amended and restated as an employee stock ownership plan. The Plan has since been restated effective January 1, 1993, October 1, 1993 (in connection with the merger with Republic Capital Group, Inc. Employee Stock Ownership Plan, which was also amended and restated in that restatement), and December 31, 1995 (in connection with the merger with the Great Lakes Bancorp Employees Stock Ownership Plan, which was also amended and restated in that restatement). This restatement is effective as of January 1, 1998, except as otherwise specifically stated herein.

    Sec. 1.4  Construction and Applicable Law.  The Plan is intended to meet the requirements for qualification of a stock bonus plan under section 401(a) of the Code, an employee stock ownership plan under section 4975(e)(7) of the Code, and a qualified cash or deferred arrangement under section 401(k) of the Code. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in the Trust Agreement.

    Sec. 1.5  Benefits Determined Under Provisions in Effect at Termination of Employment.  Except as may be specifically provided herein to the contrary, with respect to a Participant or former Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to such Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect on the date the Termination of Employment occurred unless the Participant again becomes an Active Participant after said date and such active participation causes a contrary result under the provisions hereof.

ARTICLE II

MISCELLANEOUS DEFINITIONS

    Sec. 2.1  Account.  "Account" means a Participant's or Beneficiary's interest in the Fund of any of the types described in Sec. 7.1. Where more than one Account of any type has been established for a Participant or Beneficiary, references to "Account" shall include each Account of that type, except where the context clearly indicates to the contrary.

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    Sec. 2.2  Active Participant.  An employee is an Active Participant while both a Participant and a Qualified Employee.

    Sec. 2.3  Affiliate.  "Affiliate" means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

    Sec. 2.4  After-Tax Deposits.  "After-tax Deposits" are amounts contributed by Participants under Sec. 5.1(b).

    Sec. 2.5  Basic Compensation.

    (a) "Basic Compensation" from a Participating Employer means a Participant's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with his or her Participating Employer or an Affiliate, while a Qualified Employee and a Participant (including, but not limited to, commissions paid to sales persons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses, but not including payments for referrals), plus any pre-tax contributions on behalf of the Participant to the Company's 401(k) plan, cafeteria (Code section 125) plan, or transportation fringe benefit (Code section 132(f)) plan, and excluding the following:

      (1) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, and any distributions from a plan of deferred compensation.

      (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

      (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

      (4) Other amounts (including, but not limited to, the first $50,000 of life insurance provided under a group term life insurance program) which received special tax benefits.

      (5) Earnings from a Participating Employer prior to the date as of which the Participating Employer was named as such in this Plan and severance pay (payments for periods of time after the employee is no longer employed by a Participating Employer).

      (6) Reimbursements or other expenses allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.

      (7) Irregular compensation, as determined by the Company under uniform and nondiscriminatory policies and practices which are consistent with Code section 414(s), including but not limited to the amount of any FICA, Medicare, federal, state, local or foreign income or excise tax "gross up" payment on any fringe benefits, expenses, reimbursements or compensation.

    (b) Solely for purposes of Sec. 5.5 and Sec. 5.6, Basic Compensation shall also include all bonuses, commissions, pay for overtime hours, severance pay and each and every other kind of additional compensation which is reportable by a Participating Employer or an Affiliate as income on form W-2 for the Participant for the Plan Year, but Basic Compensation shall not include compensation paid to an employee during any portion of the Plan Year during which the employee was not an Active Participant or a Participant, or prior to the date the employee's employer was named as a Participating Employer.

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    (c) Basic Compensation shall not exceed $150,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year under Code section 415(d) in accordance with regulations prescribed by the Secretary of the Treasury.

Basic Compensation shall not include, for any purpose, dividends distributed to Participants pursuant to Sec. 11.7 of this Plan.

    Sec. 2.6  Tax-deferred Deposits.  "Tax-deferred Deposits" are amounts contributed by a Participating Employer under Sec. 5.1(a) at the election of individual Participants and intended to qualify for exclusion from the Participant's gross income under Code section 402(e)(3) as a result of the Plan's compliance with Code section 401(k).

    Sec. 2.7  Beneficiary.  "Beneficiary" means the person or persons designated as such pursuant to the provisions of Article VIII.

    Sec. 2.8  Board.  The "Board" is the board of directors of the Company, and includes any executive committee thereof authorized to act for such body.

    Sec. 2.9  Code.  "Code" means the Internal Revenue Code of 1986 as from time to time amended.

    Sec. 2.10  Common Control.  A trade or business entity (whether corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in section 414(b) of the Code; (ii) if both entities are trades or businesses (whether or not incorporated) which are under "common control" as defined in section 414(c) of the Code; (iii) if both entities are trades or businesses (whether or not incorporated) which are members of the same "affiliated service group" as defined in section 414(m) of the Code; or (iv) if both entities are required to be aggregated pursuant to regulations under section 414(o) of the Code. In applying the preceding sentence for purposes of Sec. 6.7, the provisions of subsections (b) and (c) of section 414 of the Code are deemed to be modified as provided in section 415(h) of the Code.

    Sec. 2.11  Company.  Effective as of April 1, 2000, the "Company" is TCF Financial Corporation. "Company" also means any successor to TCF Financial Corporation.

    Sec. 2.12  ERISA.  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    Sec. 2.13  Exempt Loan.  "Exempt Loan" means a direct or indirect extension of credit to the Plan which satisfies the following requirements:

    (a) The proceeds of the Exempt Loan must be used solely, and within a reasonable time after their receipt, to acquire TCF Financial Stock for the Unallocated Reserve, or to repay such Exempt Loan, or to repay a prior Exempt Loan, or for any combination of the foregoing purposes.

    (b) The Exempt Loan must be without recourse against the Fund except that:

      (1) The TCF Financial Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan (but for no other purpose), and

      (2) Any TCF Financial Stock which was acquired with the proceeds of a prior Exempt Loan which was repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

      (3) Any employer contributions made to the Plan in cash that are made for the purpose of satisfying the Plan's obligations under the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

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      (4) The earnings of the TCF Financial Stock acquired with the proceeds of an Exempt Loan and which continue to be pledged or otherwise used as security for the Exempt Loan may be pledged or otherwise used as security for an Exempt Loan.

    (c) The Exempt Loan must provide for principal payments and interest to be payable over a specific term.

    (d) Except as provided below in subsection (e), shares of TCF Financial Stock held to secure repayment of an Exempt Loan shall be released from encumbrance (and from the Unallocated Reserve) as the principal and interest payments on the Exempt Loan are paid. The number of shares which shall be so released from encumbrance (and from the Unallocated Reserve) shall be equal to the total number of encumbered shares of TCF Financial Stock (held in the Unallocated Reserve) multiplied by a fraction with a numerator equal to the principal and interest payments made on the Exempt Loan for a calendar month and a denominator equal to the total principal and interest to be paid under the Exempt Loan for the current calendar month and all subsequent calendar months. The number of future calendar months for which principal and interest are payable under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the loan is variable, the amount of future interest payable shall be calculated by using the interest rate in effect on the last day of the current calendar month.

    (e) In lieu of the method described in subsection (d), shares of TCF Financial Stock held to secure repayment of an Exempt Loan may be released from encumbrance (and from the Unallocated Reserve) with reference to principal payments only, provided all of the following conditions are met.

      (1) The Exempt Loan provides for principal and interest payments at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years.

      (2) If the Exempt Loan constitutes a renewal, extension or refinancing of a prior Exempt Loan, the sum of the expired duration of the prior Exempt Loan, the renewal period, the extension period, and the duration of the new Exempt Loan does not exceed ten years (120 calendar months).

      (3) Shares of TCF Financial Stock held to secure repayment of the Exempt Loan shall be released from encumbrance (and the Unallocated Reserve) as the principal amount of the Exempt Loan is paid. The number of shares to be released from encumbrance (and from the Unallocated Reserve) must equal the total number of encumbered shares of TCF Financial Stock (held in the Unallocated Reserve) multiplied by a fraction the numerator of which equals the amount of the principal payments made with respect to the Exempt Loan for the current calendar month, and the denominator of which equals the total principal payments to be paid over the remaining term of the Exempt Loan (including the principal payments for the current calendar month).

      (4) For the purposes of this subsection (e), the amount of interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

    (f)  The rate of interest (which may be fixed or variable) on the Exempt Loan must not be in excess of a reasonable rate of interest considering all relevant factors including (but not limited to) the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan and the guarantors, and the generally prevailing rates of interest.

    (g) In the event of default upon an Exempt Loan, the fair market value of TCF Financial Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest (as defined in ERISA) or disqualified person (as defined in the

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Code), the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

    Sec. 2.14  Forfeitures.  "Forfeitures" means that part of the Fund so recognized under Sec. 9.2(b)(2).

    Sec. 2.15  Fund.  "Fund" means the aggregate of assets described in Sec. 11.1.

    Sec. 2.16  Funding Agency.  "Funding Agency" is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or part of the Fund.

    Sec. 2.17  Great Lakes Bancorp ESOP; Great Lakes Bancorp; Old GLBC.  The "Great Lakes Bancorp ESOP" is the Great Lakes Bancorp Employee Stock Ownership Plan, which was amended and restated in this restatement and merged with the TCF Employees Stock Ownership Plan—401(K) effective December 31, 1995. Prior to April 1, 2000, "Great Lakes Bancorp" was "Great Lakes National Bank Michigan (previously known as Great Lakes Bancorp, A Federal Savings Bank, and TCF Bank Michigan fsb). "Old GLBC" is Great Lakes Bancorp, A Federal Savings Bank, the federal savings bank which merged with TCF Bank Michigan fsb on February 8, 1995. Old GLBC ceased its corporate existence on February 8, 1995.

    Sec. 2.18  Matching Contributions.  "Matching Contributions" are amounts contributed by Participating Employers under Sec. 6.2.

    Sec. 2.19  Named Fiduciary.  The Company is a "Named Fiduciary" for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. In addition, the Advisory Committee appointed pursuant to Section 7.7 is a Named Fiduciary for the limited purpose of directing the Funding Agency with respect to the voting of TCF Financial Stock. Other persons are also Named Fiduciaries under said Act if so provided by said Act or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by said Act or as may be allocated by the Company, by action of the Board.

    Sec. 2.20  Normal Retirement Age.  "Normal Retirement Age" is age 65.

    Sec. 2.21  Participant.  A "Participant" is an individual described as such in Article IV.

    Sec. 2.22  Participating Employer.  The Company is a Participating Employer in the Plan. With the consent of the Company, by action of the Board, any other Affiliate may also become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan. Also with such consent, any such adopting Affiliate may modify the provisions of the Plan as they shall be applicable to its employees. Any Successor Employer to a Participating Employer shall also be a Participating Employer in the Plan. Effective as of April 1, 2000, the other Participating Employers are:

  Great Lakes Mortgage Company
  Great Lakes Mortgage LLC
  Republic Capital Funding Corp. I
  Republic Development, Inc.
  Standard Financial Mortgage Corporation
  TCB Air, Inc.
  TCF Agency, Inc.
  TCF Agency Wisconsin, Inc.
  TCF Consumer Financial Services, Inc.
  TCF Financial Insurance Agency, Inc.
  TCF Financial Insurance Agency Illinois, Inc.

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  TCF Financial Insurance Agency Michigan, Inc.
  TCF Financial Insurance Agency Wisconsin, Inc.
  TCF Financial Services, Inc.
  TCF Mortgage Corporation
  TCF National Bank
  TCF National Bank Colorado
  TCF Real Estate Financial Services, Inc.
  TCF Securities, Inc.
  Winthrop Resources Corporation

    Sec. 2.23  Plan.  "Plan" is the TCF Employees Stock Purchase Plan and its predecessors, the TCF Employees Stock Ownership Plan—401(k), and the TCF Employees Stock Bonus Plan—401(k).

    Sec. 2.24  Plan Year.  A "Plan Year" is a calendar year.

    Sec. 2.25  Predecessor Employer.  Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor, is a "Predecessor Employer" if named in this section and subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such corporation, partnership, firm, or individual may be named as a Predecessor Employer only if all of its employees who become employees of the successor at the time of the acquisition and Participants hereunder are treated uniformly, the use of service with such Predecessor Employer does not produce discrimination in favor of Highly Compensated Employees, and there is no duplication of pension benefits for such service. To be considered a Predecessor Employer, the acquisition of assets and employees of a corporation, partnership, firm, or individual must be by a Participating Employer, by an Affiliate, or by another Predecessor Employer. Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury or his delegate. As of the Effective Date, the Predecessor Employers are:

    (a) First Federal Savings and Loan Association of Mankato;

    (b) Carlton County Federal Savings and Loan Association;

    (c) Northland Federal Savings and Loan Association;

    (d) St. Peter Savings and Loan Association;

    (e) Pipestone Federal Savings and Loan Association;

    (f)  Northern Federal Savings and Loan Association;

    (g) First Fidelity Savings and Loan;

    (h) Express Teller, Inc.;

    (i)  Financial Data Products, Inc.;

    (j)  Old GLBC (as defined in Sec. 2.17);

    (k) Bank of Chicago, s.s.b.;

    (l)  Winthrop Resources Corporation; and

    (m) Standard Financial, Inc., Standard Federal Bank for savings and Standard Financial Mortgage Corporation.

    Sec. 2.26  Qualified Employee.  "Qualified Employee" means any employee of a Participating Employer, subject to the following:

    (a) An employee is not a Qualified Employee prior to the date as of which the employee's employer becomes a Participating Employer.

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    (b) A nonresident alien while not receiving earned income (within the meaning of Code section 911(b)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.

    (c) An employee is not a Qualified Employee unless services are performed within the continental United States (including Alaska) or Hawaii, or the principal base of operations to which the employee frequently returns is within the continental United States (including Alaska) or Hawaii.

    (d) For purposes of this Plan, an individual shall be considered an "employee" only for such periods as the individual is classified as such on the payroll records of the Participating Employer. An individual shall be deemed not to be an employee for purposes of this plan at any time that the individual is classified by such Employer, in its sole discretion, as an independent contractor, a leased employee, a temporary agency employee or in any other status which is not a regular employment status. In the event that an individual is subsequently reclassified as an employee on a Participating Employer's records, benefits under this Plan will continue to be based on the classifications that were in effect at the time the individual's services were rendered.

    Sec. 2.27  Republic ESOP; Republic.  The "Republic ESOP" is the Republic Capital Group, Inc. Employees Stock Ownership Plan which was amended and restated and merged with the TCF Employees Stock Ownership Plan—401(k) effective October 1, 1993. "Republic" is Republic Capital Group, Inc. or any subsidiary thereof. Republic merged with TCF Financial effective April 21, 1993.

    Sec. 2.28  Successor Employer.  A "Successor Employer" is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company, by action of the Board.

    Sec. 2.29  TCF Financial Corporation or TCF Financial.  "TCF Financial Corporation" or "TCF Financial" means TCF Financial Corporation, a Delaware corporation.

    Sec. 2.30  TCF Financial Stock.  "TCF Financial Stock" means common stock of TCF Financial Corporation or such other qualifying employer securities, as defined in Code section 4975(e)(8), as are designated for purchase by TCF Financial under the Plan.

    Sec. 2.31  Top-Heavy Plan.  "Top-Heavy Plan" is defined in Article XIV.

    Sec. 2.32  Unallocated Reserve.  "Unallocated Reserve" means that portion of the Fund which consists of shares of TCF Financial Stock (and dividends thereon) acquired with the proceeds of an Exempt Loan and which are held in suspense pending allocation to Participants' Accounts pursuant to Articles VI and XI.

    Sec. 2.33  Valuation Date.  "Valuation Date" means the date on which the Investment Funds and Accounts are valued as provided in Article VII. Effective as of April 1, 2001, each day on which the New York Stock Exchange is open for business is a "Valuation Date."

ARTICLE III

SERVICE DEFINITIONS

    Sec. 3.1  Employment Commencement Date.  "Employment Commencement Date" means the date on which an employment relationship begins with a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate or a Predecessor Employer. The

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employment relationship begins on the date the employee first completes an Hour of Service for the employer, rather than on the date of hire.

    Sec. 3.2  Termination of Employment.  The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon such employee's resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of the employee's Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers. Any transfer of employment from an association or other entity to the Company which occurs as a result of the merger of said association or other entity with the Company or the acquisition of said association or other entity by the Company and which occurs as of the date of such merger or acquisition is not a Termination of Employment.

    Sec. 3.3  Recognized Break in Service.  A "Recognized Break in Service" is a period of at least 12 consecutive months duration which begins on the day on which an employee's Termination of Employment occurs. A Recognized Break in Service ends on the day on which an employment relationship is again established with a Participating Employer, an Affiliate or a Predecessor Employer.

    (a) If an individual is absent from work for maternity or paternity reasons, and the absence begins on or after January 1, 1985, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service.

    (b) For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

    (c) With respect to Participants who at any time were Republic employees, a Recognized Break in Service begins prior to October 1, 1993 on the same date that it began under the Republic ESOP, as reflected in the trustee's records for the Republic ESOP and ends on the date such employee returned to work with Republic or on or after October 1, 1993, with another Participating Employer or as reflected on the trustee's records for the Republic ESOP if such return to work occurred before October 1, 1993.

    (d) With respect to participants who at any time were employees of Great Lakes Bancorp, Old GLBC or subsidiaries thereof, a Recognized Break in Service begins prior to January 1, 1996 on the same date that it began under the Great Lakes Bancorp ESOP, as reflected in the trustee's or administrator's records for the Great Lakes Bancorp ESOP, and ends on the date such employee returned to work with Great Lakes Bancorp, old GLBC or an affiliated company thereof, as reflected on the trustee's or administrator's records, if prior to January 1, 1996, or returns to work with a Participating Employer or an Affiliate on or after January 1, 1996.

    Sec. 3.4  Elapsed Time.  An employee's "Elapsed Time" is equal to the aggregate time elapsed between the employee's Employment Commencement Date and the most recent Termination of Employment of such employee or any other date as of which a determination of Elapsed Time is to be made, expressed in years and days, reduced as provided in the following subsections (a) and (b), increased as provided in the following subsection (c) and adjusted as provided in subsection (d);

    (a) All Recognized Breaks in Service shall be subtracted from Elapsed Time.

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    (b) If (i) an individual has had a Recognized Break in Service of 60 months or longer in duration; (ii) such Recognized Break in Service is equal to or longer than the individual's Elapsed Time prior to such Break; and (iii) the individual had no right to a vested benefit under this Plan or under the TCF Employees Savings Investment Plan based on employer contributions at the time the Break occurred, all Elapsed Time prior to the Recognized Break in Service shall be disregarded. In determining whether any Recognized Break in Service is equal to or longer than the individual's Elapsed Time prior to the Break, the Elapsed Time prior to the Break shall not include any Elapsed Time disregarded under this section because of any previous Recognized Break in Service.

    (c) If an individual has service as a Qualified Employee and previous to, or subsequent to, such service the individual was a leased employee (as defined in Code section 414(n)(2), but without regard to section 414(n)(2)(B)), the service as such leased employee shall be recognized as service as an employee for purposes of determining Elapsed Time.

    (d) For a Participant who was an employee of Republic, Elapsed Time prior to October 1, 1993 shall equal the employment service with which such employee was credited under the Republic ESOP as of September 30, 1993, as reflected in the trustee's records for the Republic ESOP, converted into years and days.

    (e) For a Participant who was an employee of Great Lakes Bancorp, Old GLBC or an affiliated company thereof, Elapsed Time prior to January 1, 1996 shall equal the employment service with which such employee was credited under the Great Lakes Bancorp ESOP as of December 31, 1995, as reflected in the trustee's or administrator's records for the Great Lakes Bancorp ESOP, converted into years and days.

    (f)  The Elapsed Time of a Bank of America Employee shall include the period of service that was credited to such employee on the Closing Date of the BA Branch Agreement for the purpose of determining such employee's vested interest in the BankAmerica 401(k) Investment Plan, but not including any special rules relating to divestitures (such as, but not limited to, rules giving increased or 100% vesting to employees terminated in divestitures), as such period of service is reported by the BankAmerica 401(k) Investment Plan Administrator. A "Bank of America Employee" is an individual who was an "Employee" of Bank America, FSB or an "Affiliate" (as such terms are defined in the BA Branch Agreement), and who was hired by a Participating Employer on the Closing Date, or Employees (as defined in the BA Branch Agreement) who began working for a Participating Employer prior to the Closing Date ("Transitional Employees"), but in no event earlier than January 5, 1998, or those Employees (as the term is defined in the BA Branch Agreement) on medical leave, family leave, military leave or personal leave under BA policies who became employed by TCF National Bank Illinois or an affiliated company pursuant to Section 2.4 of the BA Branch Agreement, but in any event no later than six months after the Closing Date.

    For purposes of converting days into years, 365 days constitute one year.

    Sec. 3.5  Years of Vesting Service.  An employee's Years of Vesting Service are equal to the employee's Elapsed Time, except that for periods prior to October 1, 1999, there shall be excluded any calendar month of Elapsed Time for which the employee had the opportunity to make a Tax-deferred Deposit to the Plan and failed to do so. An employee's periods of Elapsed Time not excluded under this section shall be aggregated, whether or not they are successive, to determine the employee's number of whole Years of Vesting Service, on the basis that 12 months equal one year. Years of Vesting Service for Bank of America Employees who become Participants in this Plan who transferred to a Participating Employer shall include their Service under the BankAmerica 401(k) Investment Plan for vesting purposes, but not including any special vesting rules relating to divestitures (such as, but not limited to, rules giving increased or 100% vesting to employees terminated in divestitures), as reported by the BankAmerica Plan Administrator.

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    Sec. 3.6  Qualified Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

    Sec. 3.7  Hours of Service.  "Hours of Service" are determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees who the Company determines are in the same, or a similar, job classification, reasonably defined.

    (a) Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

    (b) For any computation period during all of which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

      (1) Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his employer during the applicable computation period is an Hour of Service.

      (2) Each hour for which the employee is paid, or entitled to payment, by his employer on account of a period of time during which no duties are performed due to illness, disability or incapacity, or for which the employee is paid or entitled to payment pursuant to a Participating Employer's long term disability program, is an Hour of Service. Such hours shall be credited irrespective of whether the employment relationship has terminated.

      (3) Each hour for which the employee is paid, or entitled to payment, by his employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, layoff, jury duty, military duty, or leave of absence is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

      (4) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made. Crediting of Hours of Service for back pay awarded to agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

      (5) For purposes of paragraphs (2) and (3) above:

        (A) Hours of Service shall not be credited with respect to payments under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

        (B) Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2, paragraphs (b) and (c) of the Department of Labor Regulations, as amended from time to time, and any substitute or replacement for said rules, which are incorporated herein by this reference.

        (C) A payment shall be deemed to be made by or due from an employer regardless of whether such payment is made by or due from the employer directly, or indirectly through, among others, a trust fund or insurer to which the employer contributes or pays premiums

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    and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of the particular employees or are on behalf of a group of employees in the aggregate.

      (6) The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts. However, for purposes of determining Hours of Service completed prior to July 1, 1976, the Company may use whatever records may be reasonably accessible to it and may make whatever calculations are necessary to determine the approximate number of Hours of Service completed during such prior period or periods; and if accessible records are insufficient to make such approximation for a particular employee or group of employees, the Company may make a reasonable estimate of the Hours of Service completed by such employee or employees during the particular period.

    (c) For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he would otherwise be credited with at least one Hour of Service under subsection (b).

    (d) Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

    (e) In no event shall duplicate credit as an Hour of Service be given for the same hour.

    (f)  This subsection (f) shall apply to an individual who has service as (i) either a common law employee or leased employee of (ii) either a Participating Employer or Affiliate of the Participating Employer. For purposes of determining Hours of Service, such individual shall be considered an employee of such Participating Employer or Affiliate during any period he or she would have been a leased employee of such Participant Employer or Affiliate but for the requirement that he or she must have performed services for such Participating Employer on a substantially full-time basis for a period of at least one year.

    Sec. 3.8  Year of Eligibility Service.  A "Year of Eligibility Service" means an Eligibility Computation Period in which an employee obtains 1,000 or more Hours of Service.

    Sec. 3.9  1-Year Break In Service.  "1-Year Break In Service" means an Eligibility Computation Period for purposes of determining Years of Eligibility Service in which (i) the employee has no Hours of Service, and (ii) an employer-employee relationship with a Participating Employer, Affiliate, or Predecessor Employer is not in effect at any time during such Plan Year. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

    (a) Notwithstanding the definition of Hours of Service, for purposes of determining whether a 1-Year Break In Service has occurred with respect to a Plan Year beginning after 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

    (b) For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence that began on or after January 1, 1985 (i) by reason of the pregnancy of the individual, (ii) by reason of birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

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    Sec. 3.10  Eligibility Computation Period.  An employee's first Eligibility Computation Period is the 12-consecutive month period beginning on the employee's Employment Commencement Date. The employee's second Eligibility Computation Period is the 12-consecutive month period commencing on the first day of a Plan Year commencing in the employee's first Eligibility Computation Period. Each subsequent 12-consecutive month period commencing on the first day of a Plan Year, prior to the end of the 12-consecutive month period beginning on the first day of a Plan Year in which the employee has a 1-Year Break In Service, is also an Eligibility Computation Period. If subsequent to such 12-consecutive month period the employee has an Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date are computed as though such Employment Commencement Date was the employee's first such date. The Eligibility Computation Period for a Bank of America Employee (as defined in Section 3.4(f)) for the period prior to the Closing Date of the BA Branch Agreement (or, if earlier, the date of hire by a Participating Employer for transition employees) shall be the 12-consecutive month period beginning on the date the employee first completed an hour of service that was credited under the BankAmerica 401(k) Investment Plan, and each calendar year commencing after that date.

ARTICLE IV

PLAN PARTICIPATION

    Sec. 4.1  Entry Date.  Effective as of October 1, 1999, "Entry Date" means any payroll date during a Plan Year.

    Sec. 4.2  Eligibility for Participation.  Eligibility to participate in the Plan shall be determined in accordance with the following:

    (a) Effective as of October 1, 1999, an employee of a Participating Employer will be eligible to become a Participant in the Plan for the limited purpose of making Tax-deferred Deposits on the later of October 1, 1999 or:

      (1) In the case of a Qualified Employee who is classified by a Participating Employer as "full-time," "part-time," or "part-time 1,000," the earliest date on which the employee is a Qualified Employee.

      (2) In the case of any other Qualified Employee, the earliest date following the last day of the first Eligibility Computation Period in which all of the following requirements are met:

        (A) The employee is a Qualified Employee.

        (B) The employee is credited with at least one Year of Eligibility Service.

The provisions of this Plan relating to Matching Contributions shall not apply to any such employee until the employee is eligible to become a Participant in the Plan for the purpose of receiving Matching Contributions pursuant to subsection (b).

    (b) Effective as of October 1, 1999, an employee of a Participating Employer will be eligible to become a Participant in the Plan for the purpose of receiving Matching Contributions on the earliest Entry Date following the last day of the first Eligibility Computation Period in which all of the following requirements are met:

      (1) The employee is a Qualified Employee.

      (2) The employee is credited with at least one Year of Eligibility Service.

    (c) If a former Participant is reemployed and meets the requirements of subsection (a) on the date the employee is rehired, the employee will be eligible to become a Participant again on the date the employee is rehired.

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    (d) If a former employee who was not previously a Participant is reemployed as a Qualified Employee before incurring a 1-Year Break in Service, and met the requirement of paragraph (2) of subsection (a) on the immediately preceding Entry Date, the former employee will be eligible to become a Participant on the date the former employee is rehired.

    (e) If an employee of a Participating Employer or an Affiliate who is not a Qualified Employee is transferred to a position in which the employee is a Qualified Employee, and if the employee met the requirement of paragraph (2) of subsection (a) on the Entry Date preceding his transfer, the employee will be eligible to become a Participant on the next Entry Date after the date of the transfer, provided the employee is still a Qualified Employee on that date.

    (f)  If a Qualified Employee is transferred to a non-Qualified Employee position, such an individual is not eligible to make Tax-deferred Deposits to the Plan while employed in a non-Qualified Employee position and Tax-deferred or After-tax Deposits the individual elected before the transfer shall cease as of the transfer date.

    (g) If a former employee who was not previously a Participant is reemployed following five consecutive 1-Year Break(s) In Service, and if the number of the consecutive 1-Year Break(s) In Service equals or exceeds the employee's total Years of Eligibility Service prior to the break, service prior to such break shall not be recognized for purposes of this section.

    (h) An employee of Republic who was a participant in the Republic ESOP on September 30, 1993 and whose account in the Republic ESOP is converted into a Republic Plan Account in this Plan effective October 1, 1993, became a Participant in this Plan effective October 1, 1993.

    (i)  An individual who was a participant in the Great Lakes Bancorp ESOP and whose account in the Great Lakes ESOP is converted into a Great Lakes Plan Account in this Plan effective January 1, 1996 became a Participant in this Plan effective January 1, 1996.

    (j)  An employee of Bank of Chicago, s.s.b. who met the eligibility requirements for participation on April 1, 1997 became a Participant on that date.

    (k) An employee of Winthrop Resources Corporation who met the eligibility requirements for participation on January 1, 1998 became a Participant on that date.

    (l)  A Bank of America Employee (as defined in Section 3.4(f)) who was credited with at least one year of service for the purpose of determining his or her eligibility to participate in the BankAmerica 401(k) Investment Plan as reported by the plan administrator for that plan on the Closing Date of the BA Branch Agreement shall be credited with one Year of Eligibility Service for the purposes of this Plan. A Bank of America Employee who was credited with less than one year of service for the purpose of determining his or her eligibility to participate in the BankAmerica 401(k) Investment Plan as reported by the plan administrator for that plan on the Closing Date of the BA Branch Agreement shall be credited with 190 Hours of Service under this Plan for each month or portion of a month of service that was credited to the employee for such purpose on the Closing Date. Such Hours of Service shall be credited to the employee for the Eligibility Computation Period that includes the Closing Date.

    (m) A person who was an employee of Standard Financial, Inc., Standard Federal Bank for savings, or Standard Financial Mortgage Corporation on September 4, 1997, who transferred to a Participating Employer on September 5, 1997, and who was otherwise eligible for participation on April 1, 1998 became a Participant on that date.

    Sec. 4.3  Enrollment.  Effective as of October 1, 1999, an eligible employee shall be enrolled as a Participant in the Plan for the purposes of making Tax-deferred Deposits or receiving Matching Contributions on the first administratively feasible Entry Dates following the dates on which the employee satisfies the applicable eligibility requirements of Sec. 4.2.

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    Sec. 4.4  Duration of Participation.  A Participant will continue to be such until the later of (i) the date the Participant incurs a Termination of Employment, or (ii) the date all benefits, if any, to which the Participant is entitled under the Plan have been distributed.

    Sec. 4.5  No Guarantee of Employment.  Participation in the Plan does not constitute a guarantee or contract of employment with the employee's Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee's employment with the Participating Employer.

ARTICLE V

EMPLOYEE DEPOSITS

    Sec. 5.1  Deposits Permitted.  Each Active Participant shall have Tax-deferred Deposits made to the Plan by the Participant's Participating Employer, and may elect to make After-tax Deposits to the Plan, subject to the following:

    (a)  Tax-deferred Deposits.  Effective as of October 1, 1999, Tax-deferred Deposits shall be made on behalf of each Active Participant in an amount equal to 3% of the Participant's Basic Compensation for each payroll period; provided, however, that:

      (1) a Participant may elect to have larger Tax-deferred Deposits made on his or her behalf (in whole percentages of not more than 12% of the Participant's Basic Compensation) for any payroll period ending subsequent to the Entry Date on which the Participant is first enrolled in the Plan;

      (2) a Participant may elect to have smaller Tax-deferred Deposits made on his or her behalf (in whole percentages of not less than 1% of the Participant's Basic Compensation) for any payroll period ending subsequent to the Entry Date on which the Participant is first enrolled in the Plan; and

      (3) a Participant may elect to have no Tax-deferred Deposits made on his or her behalf for any payroll period.

Tax-deferred Deposits not in excess of 6% of Basic Compensation for each payroll period shall be matched by Matching Contributions as provided in Sec. 6.3. A Participant's Basic Compensation from a Participating Employer for each payroll period shall be reduced by an amount equal to the Tax-deferred Deposits that are made on behalf of the Participant for such payroll period. The Participating Employer shall contribute such amount as a Tax-deferred Deposit on behalf of the Participant. Notwithstanding the foregoing, Tax-deferred Deposits by a Participant for any calendar year shall not exceed the maximum amount permitted for Tax-Deferred Deposits under Code section 402(g) ($10,000 in calendar years 1998 and 1999 and $10,500 in calendar years 2000 and 2001). In addition:

        (A) Tax-Deferred Deposits for a Highly Compensated Employee (as defined in Sec. 5.5) in Plan Years ending before January 1, 2001 shall not exceed 6% of Basic Compensation in any calendar quarter; and

        (B) the Company may limit the Tax-Deferred Deposits of Highly Compensated Employees for any calendar quarter ending after December 31, 2000 to a percentage of Basic Compensation that is less than 12%.

Tax-deferred Deposits shall cease at the point that either limit is reached during a quarter. The limit under Code section 402(g) shall be adjusted for each calendar year for any cost of living increases provided for that year in accordance with regulations of the Secretary of the Treasury. Tax-deferred Deposits are treated as employer contributions subject to the limitations applicable to such contributions under Article VI.

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    (b)  After-tax Deposits.  After-tax Deposits may be made by a Participant with respect to each payroll period in an amount not less than 1% nor more than 6% (in whole percentages) of the Participant's Basic Compensation. After-tax Deposits are not matched by any Matching Contributions. After-tax Deposits are subject to the limitations on allocations in Sec. 6.7.

    Effective as of October 1, 1999, the designated percentage of Basic Compensation shall be deposited each payroll period from the payment or payments of Basic Compensation during the payroll period. Such contributions, and any Participant elections relating thereto, shall be made in accordance with such rules and regulations as the Company may provide from time to time; provided, however, that such rules shall be uniform and nondiscriminatory as to all employees of a given Participating Employer, and they shall require that a Participant's elections with respect to Tax-deferred Deposits be received by the Company prior to the date on which the Basic Compensation to which they relate has been paid (or has otherwise been made currently available) to the Participant.

    Notwithstanding anything in this Plan to the contrary, no Tax-deferred Deposit or After-tax Deposit shall be made by a Participant within 12 months after a financial hardship withdrawal by such Participant pursuant to Section 10.5 and the amount of Tax-deferred Deposits for such Participant in the calendar year next succeeding the calendar year in which the hardship withdrawal occurred shall be limited to the amount of Tax-deferred Deposit permissible under Code section 402(g) for such succeeding calendar year reduced by the amount of Tax-deferred Deposits made by such Participant in the calendar year during which the withdrawal occurred. Also, no After-tax Deposits shall be permitted within 6 months after a withdrawal of After-tax Deposits under Sec. 10.4 unless such withdrawal would qualify as a financial hardship under Section 10.5. No Tax-deferred Deposits shall be made by a Participant within 12 months after a withdrawal by such Participant pursuant to Section 10.6(a) or (b). Withdrawals under Section 10.6(c) shall result in the same suspension and limitation of Tax-deferred Deposits and After-tax Deposits as withdrawals under Section 10.5.

    Sec. 5.2  Change in Rate of Deposits.  Effective as of October 1, 1999, as of any payroll date, an Active Participant may elect to do any of the following: increase or decrease the rate of Tax-deferred or After-tax Deposits to any rate permitted under Sec. 5.1, discontinue deposits, or recommence making deposits. To be effective, such election shall be made in accordance with such rules and regulations as the Company may provide from time to time; provided, however, that such rules shall be uniform and nondiscriminatory as to all employees of a given Participating Employer, and they shall require that a Participant's elections be received by the Company prior to the date on which the Basic Compensation to which they relate has been paid (or has otherwise been made currently available) to the Participant.

    Sec. 5.3  Payment to Funding Agency.  The Participating Employers shall cause the employee deposits to be paid to a Funding Agency designated by TCF Financial as soon as they can reasonably be segregated from the Participating Employers' general assets, but in no event later than the 15th business day of the month following the month in which the contributions are received or withheld by the Participating Employer.

    Sec. 5.4  Allocation of Tax-deferred and After-tax Deposits.  Tax-deferred Deposits made on behalf of a Participant shall be allocated to the Participant's Tax-deferred Account. After-tax Deposits made by a Participant shall be allocated to the Participant's After-tax Account. Deposits shall be reflected in Accounts as provided in Article VII. The Company shall not permit any employee deposit to be made (and shall cause such deposit to be refunded if it is made by mistake) if at the time such deposit is made it causes the limitation on benefits and contributions under section 415 of the Code to be exceeded.

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    Sec. 5.5  Adjustment of Tax-deferred Deposits if Required By Code Section 401(k).  If necessary to satisfy the requirements of Code section 401(k), Tax-deferred Deposits shall be adjusted as follows:

    (a) Each Plan Year the Company shall calculate the deferral percentage for each employee eligible to participate in the Plan. Each such person's "deferral percentage" is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

      (1) The sum of the following contributions, if any, allocated to the Participant's Accounts with respect to that Plan Year:

        (A) Tax-deferred Deposits.

        (B) Additional Employer Contributions, if any.

        (C) Matching Contributions and Employer Discretionary Contributions, if the Company elects to include them, which meet the requirements described in Code section 401(k)(3)(D) for taking such Contributions into account under Code section 401(k).

      (2) The employee's Basic Compensation with respect to such Plan Year.

    (b) Each Plan Year the Company shall calculate the average deferral percentage for the Highly Compensated Employees and the average deferral percentage for Lower Paid Employees, subject to the following:

      (1) In each case the average is the average of the percentages calculated under subsection (a) for all of the employees in the particular group.

      (2) For purposes of this section, "Highly Compensated Employees" for a particular Plan Year beginning on or after January 1, 1997 are all employees of a Participating Employer eligible to participate in the Plan and who meet one of the following requirements for the prior Plan Year:

        (A) At any time during the Plan Year or the preceding Plan Year, the employee was a 5% owner as defined in Code section 414(q)(2).

        (B) The employee received compensation (as defined in Code section 414(q)(4)) from a Participating Employer or Affiliate in excess of $80,000 (as adjusted pursuant to Code section 415(d), except that the base period will be the calendar quarter ending September 30, 1996) in the preceding Plan Year, and was in the top 20 percent of employees of all Participating Employers and Affiliates when ranked on the basis of such compensation paid during such year. The top 20 percent of employees shall be determined by excluding certain employees as provided in Code section 414(q)(5).

  In addition, any former employee is a Highly Compensated Employee to the extent required by the rules applicable to determining highly compensated employee status as in effect for the relevant Plan Year under Section 1.414(q)-1T of the Temporary Income Tax Regulations and IRS Notice 97-75.

  In determining whether an individual is a Highly Compensated Employee, the Plan Administrator shall use all information reasonably available as of the date of the determination but shall not use projections or estimates.

      (3) "Lower Paid Employees" are all employees of a Participating Employer who are eligible to participate in the Plan and who have not been determined to be Highly Compensated Employees.

      (4) In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the provisions of this subsection (b) will be treated as having been in effect for years beginning in 1996.

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    (c) If the requirements of either paragraph (1) or (2) are satisfied in a Plan Year beginning on or after January 1, 1997 and prior to January 1, 2000, then no further action is needed under this section with respect to such Plan Year:

      (1) The average deferral percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 1.25 times the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year.

      (2) The excess of the average deferral percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year over the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year is not more than two percentage points, and the average deferral percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 2 times the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year.

    (d) If the requirements of either paragraph (1) or (2) are satisfied in a Plan Year beginning on or after January 1, 2000, then no further action is needed under this section with respect to such Plan Year:

      (1) The average deferral percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 1.25 times the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year.

      (2) The excess of the average deferral percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year over the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year is not more than two percentage points, and the average deferral percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 2 times the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year.

    (e) If neither of the requirements of subsection (c) is satisfied in a Plan Year beginning on or after January 1, 1997 and prior to January 1, 2000, or if neither of the requirements of subsection (d) is satisfied in a Plan Year beginning on or after January 1, 2000, then the excess Tax-deferred Deposits with respect to Highly Compensated Employees in such Plan Year shall be determined by hypothetically reducing the deferral percentages of such Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest such percentage and continuing in descending order, to the extent necessary to meet the requirements of paragraph (c)(1) or (c)(2), whichever is met first (for a Plan Year beginning on or after January 1, 1997 and prior to January 1, 2000), or the requirements of paragraph (d)(1) or (d)(2), whichever is met first (for a Plan Year beginning on or after January 1, 2000). The amount of the excess shall then be allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account under subsection (a)(1), beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all of the excess amount has been allocated.

    (f)  If an amount is allocated to a Highly Compensated Employee pursuant to subsection (e), then such amount plus the earnings attributable to such amount (the "reduction amount") shall be distributed as follows:

      (1) The Participant may elect to have any portion of such amount designated as an After-tax Deposit, provided such Deposit would not cause the limits of Sec. 5.6 to be exceeded.

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      (2) Any amount remaining shall be paid to the Participant in cash no later than March 15 of the year following the Plan Year for which the excess contributions were made; provided, however, that any such amount not distributed by the March 15th deadline must in all events be paid to the Participant in cash not later than the following December 31.

    (g) At any time during the Plan Year, the Company may make an estimate of the amount of Tax-deferred Deposits that will be permitted under this section for the year and may reduce the maximum percent specified in Sec. 5.1(a) to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsections (c) or (d), whichever is applicable.

    (h) If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one plan for purposes of applying the provisions of this section. In addition, if a Highly Compensated Employee is a participant in two or more cash or deferred arrangements maintained by the Company which are permitted to be aggregated with this Plan for purposes of Code section 401(k), the deferral percentage under subsection (a) shall be calculated by taking into account the total salary reduction contributions by such Highly Compensated Employee to any of such plans.

    (i)  Effective as of October 1, 1999, if the Company has elected to apply section 410(b)(4)(B) of the Code (permitting the separate testing of employees who satisfy age and service conditions that are lower than the greatest age and service conditions permitted under section 410(a)(1)(A) of the Code), the Company may exclude Lower Paid Employees who have not completed one Year of Service, or who have not attained age 21, in determining the average deferral percentage of Participants who are Lower Paid Employees.

    Sec. 5.6  Adjustment of Contributions Required by Code Section 401(m).  After the provisions of Sec. 5.5 and Sec. 5.8 have been satisfied, the requirements set forth in this section must also be met. If necessary to satisfy the requirements of Code section 401(m), contributions shall be adjusted in accordance with the following:

    (a) Each Plan Year, the "contribution percentage" will be calculated for each Participant. Each Participant's contribution percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

      (1) The total After-tax Deposits under 5.l(b) plus total Matching Contributions which are not taken into account in satisfying Sec. 5.5, Employer Discretionary Contributions and Forfeitures to be allocated to the Participant's Account with respect to that Plan Year. The Company may also elect to include the total amount of Tax-deferred Deposits and Additional Employer Contributions, if any, to be allocated to a Participant's Accounts with respect to that Plan Year which were not taken into account in satisfying Sec. 5.5.

      (2) His Basic Compensation with respect to such Plan Year.

    (b) Each Plan Year, the average contribution percentage for Highly Compensated Employees and the average contribution percentage for Lower Paid Employees will be calculated, subject to the following:

      (1) In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group.

      (2) The definitions of "Highly Compensated Employees" and "Lower Paid Employees" set forth in Sec. 5.5(b) shall also apply for purposes of this section.

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    (c) If the requirements of either paragraph (1) or (2) are satisfied in a Plan Year beginning on or after January 1, 1997 and prior to January 1, 2000, then no further action is needed under this section:

      (1) The average contribution percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 1.25 times the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year.

      (2) The excess of the average contribution percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year over the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year is not more than two percentage points, and the average contribution percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 2 times the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year.

    (d) If the requirements of either paragraph (1) or (2) are satisfied in a Plan Year beginning on or after January 1, 2000, then no further action is needed under this section:

      (1) The average contribution percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 1.25 times the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year.

      (2) The excess of the average contribution percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year over the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year is not more than two percentage points, and the average contribution percentage in the current Plan Year for Participants who are Highly Compensated Employees in the current Plan Year is not more than 2 times the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year.

    (e) If neither of the requirements of subsection (c) is satisfied in a Plan Year beginning on or after January 1, 1997 and prior to January 1, 2000, or if neither of the requirements of subsection (d) is satisfied in a Plan Year beginning on or after January 1, 2000, then the excess After-tax Deposits and Matching Contributions taken into account under paragraph (a)(1) with respect to Highly Compensated Employees shall be determined by hypothetically reducing the contribution percentages of such Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest such percentage and continuing in descending order,, to the extent necessary to meet the requirements of paragraph (c)(1) or (c)(2), whichever is met first (for a Plan Year beginning on or after January 1, 1997 and prior to January 1, 2000), or the requirements of paragraph (d)(1) or (d)(2), whichever is met first (for a Plan Year beginning on or after January 1, 2000). The amount of the excess shall then be allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account under subsection (a)(1), beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all of the excess amount has been allocated. The allocations shall be made first out the Participant's After-tax Deposits. If additional allocations are required after all of the Participant's After-tax Deposits have been allocated to a Participant's excess amount, Matching Contributions or Employer Discretionary Contributions for the Participant shall be allocated.

    (f)  If an excess Matching Contribution is allocated to a Highly Compensated Employee pursuant to subsection (e), then such amount plus the earnings attributable to such amount (the "reduction amount") shall be paid to the Participant in cash no later than March 15 of the year following the Plan Year for which the excess contributions are made, except that if the Matching Contribution is partially

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forfeitable, the amount payable to the Participant shall not include any forfeitable portion of such Contribution. Any amount payable to the Participant under this subsection which is not distributed by the March 15th deadline must in all events be paid to the Participant in cash not later than the following December 31.

    (g) At any time during the Plan Year, the Company may make an estimate of the amount of contributions that will be permitted under this Sec. 5.6 for the year and may reduce the amount of After-tax Deposits permitted under 5.1(b) and may reduce the Matching Contributions, Employer Discretionary Contributions or Forfeitures for Highly Compensated Employees (or may delay depositing such contributions in the Plan or allocating such Forfeitures) to the extent the Company determines in its sole discretion to be necessary to assure that at least one of the requirements in subsections (c) or (d), whichever is applicable, is satisfied.

    (h) If two or more plans maintained by a Participating Employer are treated as one plan for purposes of satisfying the eligibility requirements of Code section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this section. In addition, if a Highly Compensated Employee participates in more than one plan of the Company or Affiliate which are permitted to be aggregated with this Plan for purposes of Code section 401(m), and to which Matching Contributions, Employer Discretionary Contributions, or Tax-deferred Deposits are made, all contributions to which this section applies must be aggregated for purposes of applying the provisions of this section.

    (i)  Effective as of October 1, 1999, if the Company has elected to apply section 410(b)(4)(B) of the Code (permitting the separate testing of employees who satisfy age and service conditions that are lower than the greatest age and service conditions permitted under section 410(a)(1)(A) of the Code), the Company may exclude Lower Paid Employees who have not attained age 21 in determining the average contribution percentage of Participants who are Lower Paid Employees.

    Sec. 5.7  Aggregate Limit.  The sum of the average deferral percentage for Participants who are Highly Compensated Employees and the average contribution percentage for Participants who are Highly Compensated Employees shall not exceed the "aggregate limit" for any Plan Year.

    (a) For Plan Years beginning on or after January 1, 1997 and prior to January 1, 2000, the aggregate limit is the greater of:

      (1) the sum of:

        (A) 125% of the greater of the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year or the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year; plus

        (B) the lesser of: (i) two percentage points plus the lesser of the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year or the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year; or (ii) two times the lesser of the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year or the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year; or

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      (2) the sum of:

        (A) 125% of the lesser of the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year or the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year; plus

        (B) the lesser of: (i) two percentage points plus the greater of the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year or the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year; or (ii) two times the greater of the average deferral percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year or the average contribution percentage in the prior Plan Year for Participants who were Lower Paid Employees in the prior Plan Year.

    (b) For Plan Years beginning on or after January 1, 2000, the aggregate limit is the greater of:

      (1) the sum of:

        (A) 125% of the greater of the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year or the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year; plus

        (B) the lesser of: (i) two percentage points plus the lesser of the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year or the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year; or (ii) two times the lesser of the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year or the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year; or

      (2) the sum of:

        (A) 125% of the lesser of the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year or the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year; plus

        (B) the lesser of: (i) two percentage points plus the greater of the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year or the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year; or (ii) two times the greater of the average deferral percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year or the average contribution percentage in the current Plan Year for Participants who are Lower Paid Employees in the current Plan Year.

    If the contributions of Participants who are Highly Compensated Employees would exceed the aggregate limit for any Plan Year, the After-tax Deposits and Matching Contributions of such Participants shall be reduced or refunded, as provided in Sec. 5.6, until the sum of the average deferral and average contribution percentages of Participants who are Highly Compensated Employees equals the aggregate limit.

    The definitions of "Highly Compensated Employees," "Lower Paid Employees," "average deferral percentage" and "average contribution percentage" set forth in Sec. 5.5 and Sec. 5.6 shall also apply for purposes of this section.

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    Sec. 5.8  Return of Excess Tax-deferred Deposits.  If a Participant's Tax-deferred Deposits under this Plan plus amounts excluded from income under Code section 402(e)(3) by the Participant under any other plan which meets the requirements of Code section 401(k) exceed $7,000 for any calendar year (or such larger amount prescribed for that year under regulations of the Secretary of the Treasury), the Participant must notify the Company by March 1 of the year following the year in which the amounts were deferred of the amount of such excess deferral contributions to be allocated to this Plan. The Company shall refund any such excess Tax-deferred Deposits and the earnings on the excess to the Participant by April 15 of the year following the year in which the deferral was made. A Participant is deemed to have notified the Company and to have allocated to this Plan any excess deferral contributions that arise by taking into account only those Tax-deferred Deposits made to this Plan and to any other plans of the Company and its Affiliates.

ARTICLE VI

EMPLOYER CONTRIBUTIONS

    Sec. 6.1  Source.  Contributions in support of this Plan are not limited by or subject to the existence of current or accumulated earnings or profits. Contributions may be made in the form of TCF Financial Stock or cash. Except to the extent a Participant has elected to diversify his or her investments pursuant to Sec. 11.11, cash contributions shall be invested in TCF Financial Stock shortly after the date contributed (unless applied to repayment of an Exempt Loan as provided in this Plan).

    Sec. 6.2  Matching Contributions.  The Participating Employers will match each Participant's Tax-deferred Deposits under Sec. 5.1(a), as follows:

    (a) Payroll Period Matching. Effective as of January 1, 2000, for each payroll period for which Tax-deferred Deposits are made for Participants, the Participating Employers shall make Matching Contributions on behalf of the Participants in their employ in such amounts, if any, as the Company, in its sole and exclusive discretion, shall determine; provided, however, that the total Matching Contributions for any payroll period shall not exceed the aggregate amount of the Participants' eligible Tax-deferred Deposits for the payroll period. For the purposes of this subsection, the amount of a Participant's "eligible Tax-deferred Deposits" is 50% of that portion of the Participant's Tax-deferred Deposits for any payroll period that does not exceed 6% of the Participant's Basic Compensation for the payroll period.

    (b) Time of Contribution. The Participating Employers shall pay Matching Contributions to a Funding Agency designated by the Company as soon as reasonably possible after the payroll period to which they relate.

    (c) No Matching Contributions for Excess Tax-deferred Deposits; Correction of Errors. Notwithstanding the foregoing subsections (a) and (b), no Matching Contribution will be made with respect to any amount by which the Participant's deposits must be reduced pursuant to Sec. 5.5, Sec. 5.6 or Sec. 5.8, or with respect to any amount which has been withdrawn pursuant to Sec. 10.4 or Sec. 10.5 prior to the date the Matching Contribution is made. For purposes of the preceding sentence, Deposits shall be treated as withdrawn on a first in/first out basis. Any Matching Contribution made in error with respect to such deposits, or with respect to any Tax-deferred Deposits, shall be placed in suspense and applied to reduce future Matching Contributions.

    Sec. 6.3  Allocation of Matching Contributions.  Effective as of January 1, 2000, the Matching Contributions made by a Participating Employer for a payroll period shall be allocated among the Participants employed by the Participating Employer in the ratio that the Tax-deferred Deposits of each such Participant while in its employ during such payroll period bears to the total of the Tax-deferred Deposits of all such Participants while in its employ during such payroll period, excluding in both cases

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any Tax-deferred Deposits that exceed 6% of a Participant's Basic Compensation for the payroll period. Matching Contributions that are allocated to a Participant shall be applied as follows:

    (a) Non-leveraged Plan. If there is no currently outstanding Exempt Loan under the Plan, the Matching Contribution determined for the Participant under this Sec. 6.3 (or TCF Financial Stock purchased with such Contribution) shall be allocated to such Participant's Matching Account.

    (b) Leveraged Plan. If there is a currently outstanding Exempt Loan under the Plan, Matching Contributions shall be applied to the repayment of any current amounts due under such loan and the number of shares of TCF Financial Stock released from encumbrance by the amount of the Matching Contribution determined for the Participant under this Sec. 6.3 shall be allocated to such Participant's Matching Account. Any portion of such a Matching Contribution which is not applied to the payment of obligations under an Exempt Loan shall be allocated as provided in subsection (a).

    Sec. 6.4  Employer Discretionary Contribution.  From time to time the Company, by action of the Board, may determine to make an Employer Discretionary Contribution to the Fund and, if it is determined that a contribution shall be made, the amount of the contribution or the formula by which the amount of the Contribution shall be calculated. Without limiting the generality of the foregoing, the Company may determine to make an Employer Discretionary Contribution to only the Accounts of its Lower Paid Employees (as defined in Sec. 5.5(b)) in amounts necessary to meet the requirements of Sec. 5.6. The Employer Discretionary Contribution of each Participating Employer other than the Company shall be an amount which is in the same ratio to the total matched Tax-deferred Deposits made in the Plan Year to date by Participants (or Lower Paid Employees, as defined in Section 5.5(c)) employed by such Employer and eligible to share in the contribution as the Employer Discretionary Contribution of the Company is of the total matched Tax-deferred Deposits made in the Plan Year to date by Participants (or Lower Paid Employees) employed by the Company and eligible to share in the contribution.

    Sec. 6.5  Eligibility to Share in Employer Discretionary Contributions; Application of Forfeitures to Reduce Future Employer Matching Contributions.  Eligibility for and allocation of Employer Discretionary Contributions, and the application of Forfeitures, shall be determined as follows:

    (a) Eligibility to Share in Allocation. A Participant shall be eligible to share in the Employer Discretionary Contribution of a Participating Employer and any Forfeitures if the Participant is actively employed by a Participating Employer on the last day of the Plan Year and made Tax-deferred Deposits eligible for matching at any time during the Plan Year (i) in which the Valuation Date relating to the Employer Discretionary Contribution falls, in the case of such Contributions, or (ii) to which a Forfeiture relates, in the case of Forfeitures. If as permitted under Sec. 6.4 an Employer Discretionary Contribution is made for Lower Paid Employees only, a Lower Paid Employee shall be eligible to share in the Employer Discretionary Contribution of a Participating Employer if such Employee is a Participant and made Tax-deferred Deposits eligible for matching during the Plan Year in which the Valuation Date relating to the Employer Discretionary Contribution falls.

    (b) Allocation of Employer Discretionary Contributions. A Participating Employer's Discretionary Contribution for a Plan Year shall be allocated among the Matching Accounts of eligible Participants in the proportion that the Tax-deferred Deposits of each such Participant while in its employ during such Plan Year up to the Valuation Date as of which the Contribution is allocated bears to the total of the Tax-deferred Deposits of all such Participants while in its employ during such Plan Year up to the Valuation Date as of which the Contribution is allocated, excluding in both cases any Tax-deferred Deposits which were not eligible for matching under Sec. 6.3; provided, however, that if such Contribution is applied to repayment of an Exempt Loan there shall be allocated to each Participant's Matching Account the number of shares of TCF Financial Stock released from encumbrance by the amount not allocated to such Participant's Matching Account as a result of such payment.

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    (c) Application of Forfeitures to Reduce Future Employer Matching Contributions. Any Forfeiture arising on or after January 1, 2000, to the extent not applied as provided in Section 9.2(b) to the payment of Plan expenses or the reinstatement of Accounts, shall be applied as provided in this paragraph. Such Forfeitures shall be treated as Matching Contributions under Sec. 6.2 and shall reduce the amount of Matching Contributions otherwise due under Sec. 6.2. They shall be allocated to the Accounts of Participants the same as other Matching Contributions.

    Sec. 6.6  Limitation on Employer Contributions.  In no event shall the amount of a Participating Employer's contributions under the Plan for any Plan Year exceed the lesser of:

    (a) The maximum amount allowable as a deduction in computing its taxable income for that Plan Year for federal income tax purposes.

    (b) The aggregate amount of the contribution by such Participating Employer that may be allocated to Accounts of Participants under the provisions of Sec. 6.7.

    Sec. 6.7  Limitation on Allocations.  Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415. For purposes of the preceding sentence:

    (a) The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

      (1) $30,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury; or

      (2) 25% of the Compensation of such Participant for such Plan Year.

    (b) If a Participant is also a participant in one or more other defined contribution plans maintained by his Participating Employer or an Affiliate, and if the amount of employer contributions and forfeitures otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code section 415, such allocations under this Plan and each of such other plans shall be reduced pro rata to the extent necessary to comply with said limitations, except that reductions to the extent necessary shall be made in allocations under profit sharing plans and stock bonus plans before any reductions are made under money purchase plans.

    (c) If, as the result of an allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, or a reasonable error in determining the amount of "elective deferrals" (within the meaning of Code section 402(g)) that may be made with respect to any individual, the limitation described in subsection (a) would otherwise be exceeded with respect to any Participant, the Participant's Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce Participant's Annual Additions to the level permitted in subsection (a):

      (1) The Participant's After-tax Deposits for the Plan Year shall be refunded.

      (2) The Participant's Tax-deferred Deposits shall be refunded.

      (3) If, after the adjustments in (1) and (2), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. If the Participant is covered by the Plan at the end of the Plan Year, the suspense account will be applied to reduce future employer contributions for such Participant in the next Plan Year, and in each succeeding Plan Year, if necessary. If the Participant is not covered by the Plan at the end of the Plan Year, the suspense account will be applied to reduce future employer contributions for all Participants in the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will not participate in the allocation of the investment gains and losses of the Fund (and the value of such account will not be considered in valuing other Accounts under the Plan).

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    (d) If the Participant is also a participant in one or more defined benefit plans maintained by the Participating Employer or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction, determined according to Code section 415(e), for any Plan Year may not exceed 1.0. In calculating the defined contribution plan fraction, the Company may elect to apply the transition rule described in Code section 415(e)(6). If the sum of a Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0 for any Plan Year, and if the benefits provided under the defined benefit plan or plans are not reduced to the extent necessary to reduce the sum of such fractions to 1.0, then the Annual Additions otherwise made for such Participant shall be adjusted to the extent necessary to reduce the sum of such fractions to 1.0. Such adjustment shall be made as provided in subsections (b) and (c). This subsection (d) shall not apply in Plan Years beginning after January 1, 2000.

    (e) The following definitions shall be applicable for purposes of this section:

      (1) "Annual Additions" means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by his Participating Employer or an Affiliate in which he participates:

        (A) Employer contributions (including Tax-deferred Deposits and investment earnings allocated as Employer contributions pursuant to Sec. 6.11, but not Rollover or Transfer Contributions).

        (B) Forfeitures, if any, except as provided in the paragraph below.

        (C) The Participant's After-tax Deposits.

        (D) Excess amounts applied pursuant to Sec. 6.7(c) to reduce employer contributions.

        (E) Amounts allocated to an individual medical benefit account, as defined in section 415(l)(2) of the Code, which has been established for the Participant under a pension or annuity plan.

        (F) Amounts derived from contributions which are attributable to postretirement medical benefits allocated to the separate account of a Participant who is a Key Employee (as defined in Sec. 14.1), as described in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code.

        (G) Allocations on behalf of the Participant to a simplified employee pension (as defined in section 408(k) of the Code).

  An Annual Addition with respect to a Participant shall be deemed credited to the Participant with respect to a Plan Year if it is allocated to the Participant as of any date within such Plan Year. Forfeitures of TCF Financial Stock acquired with the proceeds of an Exempt Loan and interest on Exempt Loans shall not be Annual Additions for any Plan Year if no more than one-third of the employer contributions for that Plan Year are allocated to the group consisting of Highly Compensated Employees (within the meaning of Sec. 5.5(b)).

      (2) "Compensation" means a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with his Participating Employer or an Affiliate (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

        (A) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, and any distributions from a plan of deferred compensation;

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    provided, however, that amounts contributed by a Participating Employer pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b) of the Code shall be included.

        (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

        (C) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

        (D) Other amounts which received special tax benefits.

For purposes of applying the limitations of this section, if bonuses or other compensation earned during the Plan Year but paid after the close thereof are included in a Participant's compensation reported for income tax purposes for the year in which earned rather than the year in which paid, such amounts shall also be included in Compensation for the year in which earned.

    Sec. 6.8  Additional Employer Contributions.  A Participating Employer may in its sole discretion make Additional Employer Contributions for the purpose of assuring that the Plan meets the deferral percentage tests under Code section 401(k) or 401(m), subject to the following:

    (a) The amount of said Contribution with respect to a particular Plan Year shall be a percentage of the Tax-deferred Deposits made by the Participating Employer for that year with respect to Participants who meet the requirements of subsection (c). Such Contributions are not subject to Matching Contributions. Such Contributions are subject to the limitations on employer contributions provided under this Article. Said percentage shall be determined by the Company and shall be uniform for all Participating Employers.

    (b) The Contribution under this section with respect to a Plan Year shall be allocated to Participants who meet the requirements of subsection (c) in proportion to the Tax-deferred Deposits made in their behalf with respect to that Plan Year and shall be allocated to their Tax-deferred Accounts.

    (c) A Participant meets the requirements of this subsection (c) for a Plan Year (and therefore is eligible to share in any Additional Employer Contribution under this section for that Plan Year) if both of the following requirements are met:

      (1) The Participant is an employee of a Participating Employer on the last day of that Plan Year.

      (2) The Participant was among the Lower Paid Employees (as defined in Sec. 5.5(b)) at any time during that Plan Year.

    Sec. 6.9  Timing of Allocations.  Contributions under this Article shall be allocated to the Accounts of Participants as follows:

    (a) Matching Contributions shall be allocated according to the provisions of this Article to the Matching Accounts of eligible Participants as of the Valuation Date for the month in which the Participant's Tax-deferred Deposits were made. However, no allocations shall be made until after any adjustments required under Sec. 5.6 have been made.

    (b) Forfeitures treated as Matching Contributions shall be allocated as of the first payroll date after the Plan year to which they relate. Employer Discretionary Contributions and Additional Employer Contributions shall be allocated as of the earlier of (1) the Valuation Date on or next following the date on which such contributions are made; or (2) the last Valuation Date in the Plan

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Year for which such contributions are made. However, no allocations shall be made until after any adjustments in Tax-deferred Deposits required by Sec. 5.5 have been made.

    Sec. 6.10  No Return of Excess Matching Contributions.  Any reduction of Tax-deferred Deposits or matched After-tax Deposits for a Participant shall be accompanied by a corresponding reduction of Matching Contributions, Employer Discretionary Contributions or Forfeitures. Any amounts inadvertently contributed as Matching Contributions or Employer Discretionary Contributions to which a Participant is not entitled due to the preceding sentence shall not be paid to the affected Participant but instead shall be held unallocated in a suspense account and used to reduce the amounts the Participating Employers would otherwise be required to contribute under the other sections of the Plan. Any amounts inadvertently allocated as Forfeitures to which a Participant is not entitled as a result of the first sentence of this section shall be deducted from the Account and reallocated to the remaining Participants.

    Sec. 6.11  Advance Contributions.  The Participating Employers may make contributions to the Plan in advance of the dates on which they are due pursuant to the foregoing provisions of this Article VI. Advance contributions shall be held and allocated as follows:

    (a) Advance contributions shall be allocated to an "Advance Contribution Account" until such time as they are allocated to Participants' Accounts as provided below in this Sec. 6.11. A separate Advance Contribution Account shall be established for each Participating Employer for each Plan Year, and the amounts allocated to an Advance Contribution Account shall be invested by the Funding Agency as provided in Section 11.1.

    (b) The amounts credited to a Participating Employer's Advance Contribution Account (including the Participating Employer's advance contributions and any investment earnings attributable thereto) shall be allocated to Participants employed by the Participating Employer as follows:

      (1) Amounts credited to the Participating Employer's Advance Contribution Account as of the due date for any Matching Contributions shall be treated as Matching Contributions made by the Participating Employer and shall be allocated to Participants employed by the Participating Employer as provided in Sec. 6.3, but only to the extent of the Matching Contributions due from the Participating Employer as of such date.

      (2) Amounts credited to the Participating Employer's Advance Contribution Account as of the due date for any Additional Employer Contributions shall be treated as Additional Employer Contributions made by the Participating Employer and shall be allocated to Participants employed by the Participating Employer as provided in Sec. 6.8, but only to the extent of the Additional Employer Contributions due from the Participating Employer as of such date.

      (3) Amounts credited to the Participating Employer's Advance Contribution Account as of the due date for any Employer Discretionary Contributions shall be treated as Employer Discretionary Contributions made by the Participating Employer and shall be allocated to Participants employed by the Participating Employer as provided in Sec. 6.4, but only to the extent of the Employer Discretionary Contributions due from the Participating Employer as of such date.

If any amounts remain in a Participating Employer's Advance Contribution Account after all of the Employer contributions due for the Plan Year have been made and allocated, such remaining amounts shall be treated as additional Employer Discretionary Contributions for such Plan Year. Such additional Employer Discretionary Contributions shall be pooled and allocated among eligible Participants as provided in Sec. 6.5(b), as though all such Participants were employed by a single Participating Employer.

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ARTICLE VII

INDIVIDUAL ACCOUNTS

    Sec. 7.1  Accounts for Participants.  The following Accounts may be established under the Plan for a Participant:

    (a) A "Tax-deferred Account" shall be established for a Participant's Tax-deferred Deposits. Additional Employer Contributions, if any, made for a Participant shall also be credited to this account.

    (b) An "After-tax Account" shall be established for a Participant's After-tax Deposits. A separate After-tax Account shall be established for After-tax Deposits made by a Participant to the TCF Employees Savings-Investment Plan prior to January 1, 1987 and any earnings attributable thereto.

    (c) A "Matching Account" shall be established for Matching Contributions made with respect to a Participant's Deposits eligible for Matching Contributions. Employer Discretionary Contributions and Additional Employer Contributions treated as Matching Contributions, if any, made for a Participant shall also be credited to this Account.

    (d) A "Republic Plan Account" was established as of October 1, 1993 for Participants who had accounts in the Republic ESOP on September 30, 1993. The initial balance in such Republic Plan Accounts on October 1, 1993 was the number of shares of TCF Financial Stock and other assets credited to the Participant's account in the Republic ESOP as of September 30, 1993. A Republic Plan Account shall be treated in all respects the same as a Matching Account, and any references in the Plan to a Matching Account shall apply equally to a Republic Plan Account, except that no employer contributions or employee deposits or Forfeitures shall ever be added to a Republic Plan Account unless specifically provided under the Plan.

    (e) A "Forfeiture Account" shall be established for each Participant who has a Termination of Employment and is not 100% vested in the value of a Matching Account. A Forfeiture Account shall also be established for each Participant who had a Forfeiture Account in the Republic ESOP on September 30, 1993, with its initial balance equal to the balance in the Participant's Republic ESOP Forfeiture Account on September 30, 1993.

    (f)  A "Great Lakes Bancorp ESOP Account" was established as of January 1, 1996 for Participants who had accounts in the Great Lakes Bancorp ESOP on December 31, 1995. The initial balance in said account was the number of shares of TCF Financial Stock and other assets credited to the Participant's account in the Great Lakes Bancorp ESOP as of December 31, 1995, after the allocation of forfeitures which took place effective as of that date pursuant to Sec. 6.5(e) of Plan as then in effect. Except as provided herein, a Great Lakes Bancorp ESOP Account shall be treated in all respects as a Matching Account and all references in the Plan to a Matching Account shall apply to a Great Lakes Bancorp ESOP Account except that: (1) No employer contributions or employee deposits or forfeitures shall be added to a Great Lakes Bancorp ESOP Account unless specifically provided for under the Plan; (2) such Accounts shall always be 100% vested; and (3) such Accounts shall not be subject to distribution under Section 10.6.

    (g) A "Rollover Account" shall be established for each Participant who has made a Rollover Contribution under this Article.

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    (h) A "Transfer Account" shall be established for each Participant on whose behalf a transfer of funds was made from the TCF Employees Savings-Investment Plan, except that After-tax Deposits made by a Participant to the TCF Employees Savings-Investment Plan prior to January 1, 1987 (and any earnings attributable thereto) shall be credited to a separate After-tax Account, as provided in Sec. 7.1(b).

    More than one of any of the above types of Accounts may be established for a Participant if required by the Plan or if considered advisable by the Company in the administration of the Plan. Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

    Sec. 7.2  Valuation of Accounts.  As of each Valuation Date, each Account shall be adjusted to reflect deposits, contributions, allocations of TCF Financial Stock released from encumbrance under an Exempt Loan, dividends and other income (other than income with respect to TCF Financial Stock acquired with the proceeds of an Exempt Loan to the extent such income is used to repay the Exempt Loan), distributions, withdrawals and all other transactions occurring since the preceding Valuation Date, as follows:

    (a) TCF Financial Stock.

      (1) From the number of shares of TCF Financial Stock held in the Account as of the last preceding Valuation Date, there shall be subtracted any shares subsequently distributed or withdrawn since that Valuation Date.

      (2) The Account shall be adjusted to reflect any stock splits, stock dividends or cash dividends reinvested in TCF Financial Stock or distributed prior to the Valuation Date.

      (3) Any employee deposits and employer contributions for the Account since the last preceding Valuation Date in the form of TCF Financial Stock and any such Stock purchased during said period with cash deposits or contributions shall be added to the Account.

    (b) Other Assets.

      (1) In accordance with a method consistently followed and uniformly applied, each Funding Agency shall determine the fair market value of the portion of the Fund held by it in a form other than TCF Financial Stock as of the current Valuation Date and report such value to the Company. If the fair market value of an asset is not available, it shall be deemed to be fair value as determined in good faith by the Company or other Named Fiduciary assigned such function or, if such asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee.

      (2) From the value of the non-Stock portion of each Account determined as of the last preceding Valuation Date, there shall be deducted the amount of all distributions and withdrawals made from that portion of the Account since the preceding Valuation Date and any amount used to purchase TCF Financial Stock since that Valuation Date.

      (3) The value of each Account as determined in paragraph (2) above shall be adjusted pro rata so that the total value of the portion of all Accounts not invested in TCF Financial Stock equals the fair market value of the non-Stock portion of the Fund as determined in paragraph (1) above, less (i) the sum of any unallocated employer contributions and employee deposits not made in Stock, and (ii) the amount of any non-stock contribution by a Participating Employer for the period subsequent to the prior Valuation Date and ending on the current Valuation Date which is to be made to the Fund but has not yet been made on the Valuation Date.

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      (4) There shall be added to the value of each Participant's After-tax Account or Tax-deferred Account as determined under paragraph (3) the amount of any non-Stock deposits made by such Participant during the period subsequent to the preceding Valuation Date and ending on the current Valuation Date.

      (5) There shall be added to the value of the appropriate Accounts as determined under paragraph (3) the employer contributions and Forfeitures for the period subsequent to the prior Valuation date and ending on the current Valuation Date.

    (c) Income Attributable to Advance Contribution Accounts. Notwithstanding anything herein to the contrary, dividends and other investment income attributable to Fund assets held in an Advance Contribution Account shall not be allocated to Participants' Accounts pursuant to this Sec. 7.2. Rather, such dividends and other investment income shall be accumulated and allocated to Participants' Accounts as Employer contributions, as provided in Sec. 6.11.

If the Participant's Termination of Employment (or any other event) occurred after the preceding Valuation Date and on or before the current Valuation Date, and if the Participant was not 100% vested in a Matching Account, the value of the Participant's Matching Account as determined above shall be adjusted by deducting the unvested portion of the Account and crediting it to a Forfeiture Account.

    Sec. 7.3  Adjustment of Unallocated Reserve.  As of each Valuation Date, the amount of shares of TCF Financial Stock, if any, in the Unallocated Reserve shall be adjusted by subtracting the number of shares released from encumbrance and allocated to Accounts and adding the number of shares purchased with any new or additional Exempt Loans or dividends as well as shares resulting from stock splits.

    Sec. 7.4  Accounts of Terminated Participants.  Notwithstanding the foregoing sections of this Article, the value or number of shares in a Participant's Accounts shall not change after the Valuation Date at the end of the month in which the Participant's Termination of Employment occurs, except as follows:

    (a) The Participant's Matching Account shall be increased on the Valuation Date at the end of the Plan Year in which such Termination of Employment occurs by the amount, if any, of (i) the Employer Discretionary Contribution allocable to such Account for such Year or (ii) Forfeitures allocable after such Termination of Employment as a result of Exempt Loan allocations.

    (b) The Participant's Tax-deferred Account shall be increased by the amount of any Additional Employer Contributions to which the Participant is entitled.

    (c) The Participant's Forfeiture Accounts, if any, shall be valued in accordance with the foregoing sections of this Article.

    (d) Any deposits or contributions for the period before a Participant's Termination of Employment but made after such Valuation Date shall be credited to the applicable Accounts for distribution under the terms of the Plan.

    (e) Any dividends or other income, stock dividends or stock splits attributable to TCF Financial Stock credited to the Participant's Accounts shall be credited to such Accounts in accordance with the foregoing sections of this Article.

    (f)  Any shares or amounts distributed to the Participant shall be deducted from the Account in accordance with the foregoing sections of this Article.

The portion of a terminated Participant's Accounts (if any) that is not invested in shares of TCF Financial Stock shall continue to be adjusted as provided in Section 7.2(b) until the Accounts are distributed.

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    Sec. 7.5  Participant Statements or Certificates.  The Funding Agency or Company may from time to time issue statements or certificates to Participants advising them of the status of their Accounts, but shall not be required to do so. The issuance of such statements or certificates shall not in any way affect the rights of Participants hereunder.

    Sec. 7.6  Rollover Accounts.  Effective as of October 1, 1999, a Rollover Account shall be established for each employee who makes a "Rollover Contribution," as such term is defined in Sec. 7.10. A Rollover Account shall be treated in all respects the same as a Matching Account except as provided in Sec. 7.10(a), and any references in the Plan to a Matching Account apply equally to a Rollover Account, except that no employer contributions or employee deposits or Forfeitures shall ever be added to a Rollover Account, and the Rollover Account shall always be 100% vested.

    Sec. 7.7  Voting Rights Regarding TCF Financial Stock.  Voting rights for shares of TCF Financial Stock in the Plan shall be as follows:

    (a) TCF Financial Stock shall be voted as directed by Participants under the following procedures. Generally not less than 30 days, and in any event not less than 10 days, prior to any meeting of shareholders of TCF Financial, TCF Financial shall cause the Funding Agency to send to Participants who have shares of TCF Financial Stock credited to their Accounts the proxy materials for matters on which such Participants are entitled to vote such shares in accordance with this section. The proxy materials generally shall be sent to the Funding Agency by TCF Financial at least 30 days before the meeting and shall be the same materials which are sent to shareholders of record of TCF Financial. Each such Participant shall have the right to instruct the Funding Agency as to the method of voting on the propositions submitted to shareholders. Each such Participant shall have a number of votes equal to the number of full and fractional shares (whether vested or unvested) credited to the Participant's Accounts as of the record date for the shareholders' meeting. To be effective the Participant's instructions must be received by the Funding Agency by a deadline established in advance by the Funding Agency. The Funding Agency shall tabulate the instructions by the deadline and shall determine the number of votes for and against each proposal. The Funding Agency shall then vote the shares allocated to Participants' Accounts in accordance with the directions received. In cases where instructions are received with respect to voting of fractional shares, the Funding Agency shall vote the combined fractional shares to the extent possible to reflect the direction of Participants holding fractional shares. If a Participant does not direct the Funding Agency in whole or in part with respect to voting of TCF Financial Stock credited to the Participant's Accounts on or before the deadline established by the Funding Agency, such shares shall be voted only if so directed by the Advisory Committee, pursuant to subsection (b) of this section. With respect to any shares of TCF Financial Stock held in the Unallocated Reserve or in an Advance Contribution Account, the Funding Agency shall vote such shares in the proportion which the vote, on each measure, of allocated shares bears to the total of all allocated shares. (For example, if one-third of the allocated shares are directed to be voted in favor of a measure, then one-third of the shares in the Unallocated Reserve and Advance Contribution Account shall be voted in favor of the measure.) In determining the number of allocated shares for which directions have been given, the Funding Agency shall take into account any directions provided by the Advisory Committee.

    (b) The Advisory Committee shall be entitled to direct the Funding Agency on how to vote any allocated shares not directed by Participants under subsection (a). Generally not less than 30 days and in no event less than 10 days before any meeting of shareholders of TCF Financial, TCF Financial shall cause to be sent to the Advisory Committee the proxy materials which are sent to shareholders of record of TCF Financial. The Advisory Committee shall provide its directions in accordance with such reasonable and uniform procedures as it may establish and are acceptable to the Funding Agency.

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    (c) For purposes of this section, the Advisory Committee shall consist of no less than three individuals appointed by TCF Financial under uniform rules and procedures established by TCF Financial.

    Sec. 7.8  "Pass Through" Treatment of Tender Offers.  As soon as practicable after the commencement of a tender or exchange offer (an "Offer") for shares of TCF Financial Stock, TCF Financial shall use its best efforts to cause each Participant whose Account has allocated to it any shares of TCF Financial Stock to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Funding Agency, or revoke such instruction, to tender shares of TCF Financial Stock credited to his Account, to the extent permitted under the terms of such Offer. Each Participant's determinations and instructions to the Funding Agency under this section shall be accomplished under such procedures as the Company reasonably determines are necessary to insure confidentiality to the Participants. The Funding Agency shall follow the directions of each Participant. The Funding Agency shall not tender shares for which no instructions are received. With respect to any shares held in the Unallocated Reserve or in an Advance Contribution Account, the Funding Agency shall tender the number of shares equal to the proportion that the number of shares tendered by Participants bears to the total number of shares allocated to Accounts multiplied by the total of all shares in the Unallocated Reserve or Advance Contribution Account. (For example, if one-third of the allocated shares are tendered, then the Funding Agency shall tender one-third of the Unallocated Reserve and Advance Contribution Account.) In advising Participants of the terms of the Offer, TCF Financial may include statements from the Board of Directors of TCF Financial setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Funding Agency to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of such Participant's interest in the Plan solely by reason of the giving of such instructions and the Trustee's compliance therewith. The number of shares as to which a Participant may provide instructions shall be the total number of shares credited to the Participant's Accounts, whether or not such shares are vested, as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by TCF Financial as TCF Financial, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Funding Agency as a result of a tender of shares of TCF Financial Stock shall be held, and any cash so received, shall be invested in short-term investments for the Accounts of the Participant with respect to whom shares were tendered pending reinvestment in TCF Financial Stock.

    Sec. 7.9  Transfers from TCF Employees Savings-Investment Plan.  The Plan has accepted direct transfers from the TCF Employees Savings-Investment Plan of funds representing the entire value of certain employees' accounts under such plan. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to such Transfers:

    (a) A Transfer Account has been established for each employee on whose behalf a transfer of funds was made from the TCF Employees Savings-Investment Plan.

    (b) A Transfer Account shall be treated in all respects the same as a Matching Account, and any references in the Plan to a Matching Account shall apply equally to a Transfer Account, except that no employer contributions or employee deposits or Forfeitures shall ever be added to a Transfer Account, and a Transfer Account shall always be 100% vested.

    Sec. 7.10  Rollover Contributions.  Effective as of October 1, 1999, with the consent of the Company, a Qualified Employee may transfer to the Fund an amount that constitutes a Rollover Contribution. The Company will grant such consent only if it is established to the Company's satisfaction that the amount to be transferred constitutes a proper Rollover Contribution.

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Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to Rollover Contributions:

    (a) Amounts accepted by the Plan as a Rollover Contribution shall be credited to the Qualified Employee's Rollover Account. As soon as practicable after the date the assets from the Rollover Contribution are transferred to the Fund, such assets (to the extent they do not consist of TCF Financial Stock) shall be invested in TCF Financial Stock, or otherwise as directed by the Participant pursuant to Sec. 11.11.

    (b) An employee who makes a Rollover Contribution shall become a Participant hereunder from the date such contribution is accepted by the Plan, but shall not be eligible to receive an allocation of employer contributions or Forfeitures or to make employee deposits until such employee has satisfied the requirements of Article IV.

    (c) From and after October 1, 1999, "Rollover Contribution" means a contribution made by a Qualified Employee in accordance with the requirements of sections 402(c) of the Code (relating to eligible rollover distributions from plans that are qualified under Code section 401(a)), section 403(a)(4) of the Code (relating to eligible rollover distributions from plans described in Code section 404(a)(2)), or section 408(d)(3)(A)(ii) of the Code (relating to rollover distributions from "conduit" individual retirement accounts or annuities). A direct transfer of an eligible rollover distribution in accordance with section 401(a)(31) of the Code shall also qualify as a Rollover Contribution. Prior to October 1, 1999, the term "Rollover Contribution" was limited to:

      (1) an amount that was distributed to a Participant from the TCF Employees Savings Investment Plan which was rolled over to this Plan pursuant to Code section 402(a)(5) (as then in effect); and

      (2) a distribution from the Republic Employee Savings Plan, the Great Lakes Bancorp Amended 401(k) Savings and Investment Plan and Trust Agreement, the Bank of Chicago Tax-Deferred Savings Plan, the Winthrop Resources Corporation 401(k) Plan, the Standard Federal Bank for savings Employee Stock Ownership Plan and Trust, or the 401(k) Plan of the Employees of Standard Federal Bank for savings in connection with each such plan's termination, which was rolled over to the Plan pursuant to this Sec. 7.10 as then in effect.

ARTICLE VIII

DESIGNATION OF BENEFICIARY

    Sec. 8.1  Persons Eligible to Designate.  Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant's death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

    Sec. 8.2  Special Requirements for Married Participants.  Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Participant's Beneficiary shall be the spouse unless such spouse has consented in writing to the designation of a different Beneficiary, or expressly consented to the designation of any other Beneficiary without any further consent, the spouse's consent acknowledges the effect of such designation, and the spouse's consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. A spouse's consent may be irrevocable, provided the consent itself acknowledges that it is irrevocable. The Beneficiary or form of benefit designated by a Participant pursuant to a

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spouse's consent may not be changed without the spouse's consent, unless the original consent permitted such changes without any further consent by the spouse.

    Sec. 8.3  Form and Method of Designation.  Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

    Sec. 8.4  No Effective Designation.  If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, his Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

    (a) The Participant's spouse.

    (b) The Participant's children (including stepchildren), except that if any of the children predecease him but leave offspring surviving the Participant, such offspring shall take by right of representation the share their parent would have taken if living.

    (c) The Participant's parents.

    (d) The Participant's brothers and sisters.

    (e) The Participant's personal representative (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Company.

    Sec. 8.5  Beneficiary May Not Designate.  Unless the Participant elects on the Beneficiary designation form that a Beneficiary entitled to payments under the Plan may in turn designate a Beneficiary, no Beneficiary may designate a successor Beneficiary. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 8.2) applicable to designations by Participants. In the event of the death of a Beneficiary who has so designated a successor Beneficiary, the successor Beneficiary shall be entitled to the balance of any payments remaining due. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant's Beneficiary designation so provides, otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.

ARTICLE IX

BENEFIT REQUIREMENTS (VESTING)

    Sec. 9.1  Benefit upon Retirement or Disability.  If a Participant's Termination of Employment occurs (for any reason other than death) under such circumstances that the Participant is entitled to a normal, late, or early retirement benefit under the TCF Cash Balance Pension Plan or if a Participant is entitled to monthly benefits under a Participating Employer's long term disability program, the Participant shall be entitled to a benefit equal to 100% of the shares of TCF Financial Stock and the value of any other investments in the Participant's Accounts in the Plan determined as of the Valuation Date last preceding the date of distribution, plus any employee deposits, employer contributions or Forfeitures made or due to be made or allocated with respect to the Participant's employment subsequent to such Valuation Date. For purposes of this Section, if a Participant's Termination of Employment occurs on or after the Participant reaches Normal Retirement Age, the Participant will be

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presumed to be entitled to a normal retirement benefit under the TCF Cash Balance Pension Plan. Benefits under this section shall be paid at the times and in the manner determined under Article X.

    Sec. 9.2  Other Termination of Employment.  If a Participant's Termination of Employment occurs (for any reason other than death) and the Participant is not entitled to a benefit under Sec. 9.1, the Participant shall be entitled to a benefit equal to 100% of the shares of TCF Financial Stock and the value of any other investments in his Tax-deferred, After-tax, Great Lakes Bancorp ESOP, Rollover and Transfer Accounts, plus the vested percentage of such shares and the value of such other investments in his Matching Account. The number of shares and the value of other investments in the Participant's Accounts are to be determined as of the Valuation Date last preceding the date of distribution, and then increased by the amount of any Employee Deposits and Employer Contributions made or due to be made with respect to the Participant's employment since such Valuation Date. Benefit entitlements in Matching Accounts are subject to the following:

    (a) The vested portion of a Participant's Matching Account shall be the vested percentage determined according to the number of the Participant's whole Years of Vesting Service after 1981 as follows:

Years of Vesting Service after 1981	Vested Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

For Participants who were employees of Republic, service prior to 1981 shall not be excluded in determining Years of Vesting Service under this paragraph.

    (b) The portion of a Participant's Matching Account that is not vested shall be transferred to the Participant's Forfeiture Account as of the Valuation Date coincident with or next following the Participant's Termination of Employment, as provided in Sec. 7.2. Thereafter, the disposition of said Forfeiture Account shall be as provided below:

      (1) If the Participant is subsequently reemployed before the last day of the Plan Year in which the Termination of Employment occurred, the Forfeiture Account shall be reinstated as a separate Matching Account, to which the Participant shall be entitled in accordance with the provisions of this Article IX upon the Participant's subsequent Termination of Employment, subject to the provisions of paragraph (4).

      (2) If the Participant for whom the Forfeiture Account was established is not reemployed before the last day of such Plan Year, the value of the Forfeiture Account shall be recognized as Forfeitures for the Plan Year in which the Termination of Employment occurred (after revaluation of the Forfeiture Account on the Valuation Date coincident with the last day of said year) and applied to the reinstatement of Accounts under paragraph (5). Any remaining Forfeitures shall be applied to the payment of Plan administrative expenses under Section 11.5. Any Forfeitures remaining after the reinstatement of Accounts and the payment of Plan administrative expenses shall be allocated as provided in Article VI.

      (3) If a former Participant whose Account was forfeited under paragraph (2) is subsequently reemployed before the Participant incurs a Recognized Break In Service of at least 60 months duration, as of the Valuation Date coincident with the last day of the Plan Year in which the Participant's reemployment occurs a separate Matching Account shall be reinstated for the Participant, to which the Participant shall be entitled in accordance with the provisions of this

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  Article IX upon subsequent Termination of Employment, subject to the provisions of paragraph (4). The value of such Account as of such Valuation Date shall be equal to the value of the Forfeiture Account as of the Valuation Date referred to in paragraph (2). The reinstated Account shall be funded as provided in paragraph (5).

      (4) Upon the subsequent Termination of Employment of a Participant referred to in paragraph (1) or paragraph (3), if the Participant is not 100% vested in a reinstated Account at such subsequent Termination of Employment, the benefit to which the Participant shall be entitled therefrom shall be determined as of the Valuation Date last preceding the Participant's Termination of Employment, as follows:

        (A) To the value of such Account determined as of such Valuation Date there shall be added the amount of the benefit from such Account to which the Participant became entitled as a result of the Participant's prior Termination of Employment.

        (B) The applicable vested percentage from the vesting schedule shall be applied to such sum.

        (C) From the result obtained in (B), there shall be subtracted the amount added to the value of the Account under (A).

      (5) The amount required to reinstate an Account pursuant to paragraph (3) as of the last day of a Plan Year shall be provided from the following sources in the priority indicated:

        (A) Amounts forfeited under this subsection (b) as of the last date of the Plan Year.

        (B) Employer contributions for the Plan Year.

    (c) If the Participant has had a Recognized Break In Service of at least 60 months duration, for purposes of determining the vested portion of a Matching Account attributable to service before such break, Elapsed Time after the Participant's break in service shall not be taken into account.

    (d) If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of Elapsed Time by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each such election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the Participant's vested percentage determined without regard to such amendment.

    (e) The benefit under this section shall be paid at the times and in the manner determined under Article X.

    (f)  Notwithstanding the foregoing provisions of this Sec. 9.2:

      (1) The Vested Percentage of a Participant who was employed by North Star Real Estate Services, Inc. or North Star Title, Inc. on the day before the closing of the sale of North Star Real Estate Services, Inc. and North Star Title, Inc. to General American Corporation shall be 100%, regardless of the Participant's Years of Vesting Service.

      (2) The Vested Percentage of a "Rochester Participant" will be 100%; provided, however, that if the Plan Administrator determines that the application of this paragraph to one or more Highly Compensated Employees (as defined in Sec. 5.5(b)) would cause the Plan to violate the

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  nondiscrimination requirements of Code section 401(a), then this paragraph will not apply to those Highly Compensated Employees. If the special vesting rules of this paragraph can be applied to some, but not all, of the affected Highly Compensated Employees without violating such nondiscrimination requirements, the Highly Compensated Employees to whom they will apply shall be the Highly Compensated Employees with the lowest Basic Compensation for the relevant Plan Year. For this purpose, Basic Compensation shall be determined without regard to the limitations of Sec. 2.5(c). For the purposes of this paragraph, a "Rochester Participant" is a Participant who was employed by TCF National Bank Minnesota at its Rochester branch, and whose Termination of Employment occurred on or after October 15, 1999 and prior to October 30, 1999 in connection with the sale of such branch.

    Sec. 9.3  Death.  If a Participant's Termination of Employment is the result of the Participant's death, the Participant's Beneficiary shall be entitled to a benefit equal to 100% of the shares of TCF Financial Stock and the value of any other investments in the Participant's Accounts in the Plan determined as of the Valuation Date coincident with or otherwise next following the Participant's death, increased by any employee deposits, employer contributions or Forfeitures made or due to be made or allocated with respect to such Participant subsequent to such Valuation Date. If a Participant's death occurs after the Participant's Termination of Employment, the Beneficiary of the Participant shall be entitled to such benefit as the Participant would have been entitled to thereafter from the Fund had the Participant lived. Such benefits shall be paid at the times and in the manner determined under Article X. Such benefits shall be in full satisfaction of the Participant's interest in the Plan.

ARTICLE X

DISTRIBUTION OF BENEFITS

    Sec. 10.1  Time and Method of Payment.

    (a) The benefit to which a Participant or Beneficiary may become entitled under the provisions of Article IX shall be distributed to such Participant or Beneficiary in a single distribution as soon as reasonably feasible after the Valuation Date next following the Participant's Termination of Employment or commencement of payments under a Participating Employer's long-term disability program, except that if the value of the Participant's benefit exceeds $3,500, the Participant's consent shall be obtained before the benefit is distributed. Unless the Participant elects to further defer commencement of benefits by an election filed pursuant to such rules of the Company as may exist from time to time, distribution must take place no later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or in which the Participant's Termination of Employment or disability occurs, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of the aforesaid dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

    (b) In all events, distribution must commence or recommence no later than:

      (1) April 1 of the calendar year in which the Participant attains age 70 1/2, in the case of a Participant who attained age 70 1/2 prior to January 1, 1998; or

      (2) April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant's Termination of Employment or disability occurs, in the case of a Participant who attains age 70 1/2 on or after January 1, 1998;

(the "Required Beginning Date"). Clause (2) shall not apply to anyone who is a "5-percent owner" of a Participating Employer, as that term is defined in Code section 416, with respect to the Plan Year in which the individual reaches age 70 1/2. If additional Contributions or Forfeitures are allocated to a

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Participant's Accounts after the Participant's Required Beginning Date, they shall be distributed to the Participant (together with any attributable investment earnings) no later than the last day of the Plan Year next following the Plan Year in which they were so allocated.

    (c) Payments commencing prior to January 1, 1999 pursuant to subparagraph (b)(1) to a Participant who is not a 5-percent owner and who had not retired on January 1, 1999 shall be suspended until they are required to recommence pursuant to subparagraph (b)(2), unless the Participant elects an earlier distribution pursuant to Section 10.8.

    (d) If a Participant dies before receiving distribution of his benefit from the Plan, the Participant's benefit shall be distributed in a single distribution to his Beneficiary within 5 years after the Participant's death.

    (e) Notwithstanding any provision of the Plan to the contrary:

      (1) Distributions hereunder shall be made in accordance with the requirements of Code section 401(a)(9) and regulations thereunder, including Proposed Treasury Regulation §1.401(a)(9)-2. Any provisions of the Plan that are inconsistent with Code section 401(a)(9) and the regulations thereunder shall be deemed inoperative.

      (2) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under Code section 401(a)(9) that were proposed in January 2001, except the provisions of paragraph (d) above shall take precedence over the default option specified in the proposed regulations. This subparagraph (2) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

    Sec. 10.2  Distribution in Cash, TCF Financial Stock, or Marketable Securities.  Distributions from Accounts shall be made in the form of:

    (a) cash;

    (b) shares of TCF Financial Stock; or

    (c) marketable securities (as defined in section 731(c)(2) of the Code) in which the Participant's Account is invested pursuant to Sec. 11.11 at the time of the distribution;

as the Participant shall elect in accordance with reasonable procedures established by the Company, subject to the Participant's right to demand to receive benefits other than fractional shares in the form of TCF Financial Stock.

    Sec. 10.3  Reemployment.  If before a distribution has been made pursuant to Sec. 10.1, a Participant shall notify the Director of Benefits of the Company that such Participant has been reemployed by a Participating Employer, no distribution shall be made until following the Participant's subsequent Termination of Employment or disability or other distribution is required or permitted pursuant to Section 10.1.

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    Sec. 10.4  Withdrawals From After-tax Accounts While Employed.  A Participant may make a withdrawal from such Participant's After-tax Account prior to Termination of Employment, subject to the following:

    (a) Application for the withdrawal shall be submitted in writing to the Director of Benefits of the Company prior to the Valuation Date to be applicable to the withdrawal. The withdrawal shall be distributed in 6-10 weeks after such Valuation Date or, if later, as soon as the Funding Agency has processed the withdrawal. No more than two withdrawals may be made in any Plan Year.

    (b) The amount withdrawn under this section shall not exceed the value of the Participant's After-tax Account. Each such withdrawal shall result in a suspension of After-tax Deposits to the Plan for at least 6 months after the withdrawal except if the withdrawal would qualify for a financial hardship under Section 10.5 no suspension shall occur. Resumption of contributions may thereafter be made pursuant to Section 5.1.

    (c) Withdrawals from an Account shall be made in TCF Financial Stock, or in cash, as the Participant shall elect.

    (d) Each Participant's After-tax Account established for After-tax Deposits made to this Plan on or after January 1, 1987 shall be considered a "separate contract" for purposes of Code section 72(d). If a Participant has more than one After-tax Account, withdrawals from such Accounts shall be paid as follows:

      (1) After-tax Deposits credited to the After-tax Account established for deposits made prior to January 1, 1987 (or if less, the balance then credited to such Account) shall be paid before any amounts are paid from the After-tax Account established for deposits made on or after January 1, 1987.

      (2) The balance credited to the After-tax Account established for After-tax Deposits made on or after January 1, 1987 shall then be paid before any additional amounts are paid from the After-tax Account established for After-tax Deposits made prior to January 1, 1987.

    (e) Notwithstanding anything in this Section 10.4 to the contrary, a Participant who is subject to "short swing profits" liability under Section 16 of the Securities Exchange Act of 1934 shall not receive a withdrawal from an After-tax Account after July 1, 1991 under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant's Participating Employer. This subsection (e) shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to apply to distributions permissible under Sec. 10.1 on account of termination of employment, disability, retirement or death.

    Sec. 10.5  Withdrawals From Tax-deferred Accounts During Employment.  A Participant may make a withdrawal from such Participant's Tax-deferred Account prior to Termination of Employment subject to the following:

    (a) Application for the withdrawal shall be submitted in accordance with procedures established by the Company prior to the Valuation Date to be applicable to the withdrawal. The withdrawal shall be distributed in 6-10 weeks after such Valuation Date, or, if later, as soon as the Funding Agency has processed the withdrawal. A withdrawal shall be approved only if it is made after an event described in subsection (b), (c), (d), (e) or (f), and the withdrawal complies with subsections (a), (g), (h) and (i) of this section.

    (b) The Participant has attained age 59 1/2 prior to the Valuation Date as of which the withdrawal is made.

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    (c) All of the following requirements are met:

      (1) The Participant has obtained all distributions or withdrawals (other than withdrawals pursuant to this subsection (c)), and all nontaxable loans, if any, currently available to such Participant under all plans maintained by a Participating Employer.

      (2) The withdrawal is on account of an "immediate and heavy financial need" of the Participant. For purposes of this section an immediate and heavy financial need is any one of the following:

        (A) Medical expenses described in Code §213(d), incurred or expected to be incurred by the Participant, the Participant's spouse, or any dependents of the Participant as defined in Code §152;

        (B) Purchase (excluding mortgage payments) of a principal residence for the Participant;

        (C) Payment of tuition for the next year of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

        (D) The need to prevent eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence.

      (3) The amount of withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

      (4) Withdrawals under this paragraph (c) shall not, in any event, exceed the sum of the Participant's Tax-deferred Deposits to the Plan.

    (d) Termination of the Plan without establishment of a successor plan.

    (e) Sale by a Participating Employer of such employer's interest in a subsidiary to an unrelated employer that does not maintain this Plan, in which case a Participant continuing employment with such subsidiary may withdraw the entire balance credited to the Participant's Account; provided such withdrawal is a part of a "lump sum distribution" as defined in Code section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B) and (F) thereof.

    (f)  Sale by a Participating Employer of substantially all of its assets used in trade or business to an unrelated employer that does not maintain this Plan, in which case a Participant continuing employment with the corporation acquiring such assets may withdraw the entire balance credited to the Participant's Account; provided such withdrawal is a part of a "lump sum distribution" as defined in Code section 402(d)(4), without regard to subparagraphs (A)(i) through (iv), (B) and (F) thereof.

    (g) Withdrawals from an Account shall be made in TCF Financial Stock, or in cash, as the Participant shall select.

    (h) Notwithstanding anything to the contrary in this section, it is intended to permit withdrawals only under circumstances or requirements which are allowable for plans qualified under Code section 401(k). If any inconsistency should develop between the provisions of this Section and the provisions of regulations issued under Code section 401(k), the provisions of this Section shall be revised, deleted, or interpreted, on a retroactive basis if necessary, in compliance with such regulations.

    (i)  Also notwithstanding anything in this Section 10.6 to the contrary, a Participant who is subject to "short swing profits" liability under Section 16 of the Securities and Exchange Act of 1934 shall not receive a withdrawal from a Tax-deferred Account under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant's Participating Employer. This subsection (i) shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to apply to distributions permissible under Section 10.1 on account of termination of employment, disability, retirement or death.

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    Sec. 10.6  Withdrawals From Matching Accounts During Employment.  A Participant who has withdrawn the total value of the Participant's After-tax Accounts may withdraw all or a part of the Participant's Matching Account if any of the following requirements is met:

    (a) The Participant attained age 55 prior to the Valuation Date as of which the withdrawal is made and is 100% vested in the Account, or

    (b) The Participant is 100% vested in the Account and the Participant has completed five or more years of Plan participation (including participation in the Republic ESOP or the Great Lakes Bancorp ESOP) prior to the Valuation Date as of which the withdrawal is made.

    (c) The Participant is 100% vested in the Account and the withdrawal meets the requirements of Sec. 10.5 for a hardship withdrawal.

    (d) Also notwithstanding anything in this Section 10.6 to the contrary, a Participant who is subject to "short swing profits" liability under Section 16 of the Securities and Exchange Act of 1934 shall not receive a withdrawal from a Tax-deferred Account under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant's Participating Employer. This subsection (i) shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to apply to distributions permissible under Section 10.1 on account of termination of employment, disability, retirement or death.

    A withdrawal under this Section (except a withdrawal qualifying as a financial hardship under subsection (c) of this Section) shall be permitted no earlier than the fifth annual anniversary after the last previous such withdrawal.

    Sec. 10.7  Diversification Distributions.  Each "Qualified Participant" may elect within 90 days after the end of each Plan Year in the "Qualified Election Period" to have a portion of such Participant's Accounts distributed to the Participant, subject to the following:

    (a) An individual becomes a "Qualified Participant" in the first Plan Year in which the Participant has both completed 10 or more years of participation in the Plan (including any time of participation in the TCF Employees Savings-Investment Plan, the Republic ESOP or the Great Lakes Bancorp ESOP) and attained age 55.

    (b) The "Qualified Election Period" is a period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes a "Qualified Participant" under this Section.

    (c) The portion of the Qualified Participant's Accounts which the Participant may elect to have distributed during each election period under this Section shall be 25% of the total number of shares of TCF Financial Stock in such Participant's Accounts as of the last day of the preceding Plan Year, reduced by the number of shares previously distributed to the Qualified Participant pursuant to this Section, except that in the election period after the last Plan Year in the Qualified Election Period the percentage shall be 50%.

    (d) Shares which a Qualified Participant elects to receive under this Section shall be distributed to such Participant on or about, but no later than, 90 days after the close of each election period under this Section and shall be made first from the Qualified Participant's Matching Account, then from such Participant's Forfeiture, Transfer or Rollover Account (if any), then from such Participant's After-tax Account (if any) and then from such Participant's Tax-deferred Account. A Participant who is subject to "short swing profits" liability under Section 16 of the Securities and Exchange Act of 1934 shall be subject to the same rules (set forth above) as all other participants with respect to diversification distributions.

    Sec. 10.8  Distributions at Age 70 1/2.  Effective as of January 1, 1999, a Participant who has attained age 70 1/2 may withdraw all or a part of the Participant's vested interest in his Accounts at any

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time. Notwithstanding anything in this Section 10.8 to the contrary, a Participant who is subject to "short swing profits" liability under Section 16 of the Securities and Exchange Act of 1934 shall not receive a withdrawal under this Section less than six months after the Participant has made a discretionary purchase of TCF Stock under any other plan of such Participant's Participating Employer. This limitation shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to apply to distributions permissible under Section 10.1 on account of termination of employment, disability, retirement or death.

    Sec. 10.9  Source of Benefits.  All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

    Sec. 10.10  Incompetent Payee.  If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

    Sec. 10.11  Benefits May Not Be Assigned or Alienated.  Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). To the extent permitted by any qualified domestic relations order, benefits assigned to an alternate payee may be distributed to the alternate payee prior to the Participant's earliest retirement age. The terms "qualified domestic relations order," "alternate payee" and "earliest retirement age" have the meanings set forth in Code section 414(p).

    Sec. 10.12  Payment of Taxes.  The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency's opinion it shall be or may be required to pay out of such benefit and shall withhold such amounts as required by applicable law or, if greater, such amounts as the Participant elects to have withheld for the payment of taxes. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection. Without limiting the generality of the foregoing, any transfer taxes on transfer of shares of TCF Financial Stock to a Participant pursuant to a withdrawal election by the Participant may be charged to the Participant's Account from which the withdrawal is made.

    Sec. 10.13  Conditions Precedent.  No person shall be entitled to a benefit hereunder until his right thereto has been finally determined by the Company nor until he has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of date of birth or death.

    Sec. 10.14  Company Directions to Funding Agency.  The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

    Sec. 10.15  Effect on Unemployment Compensation.  For purposes of any unemployment compensation law, a distribution hereunder in one sum to the extent it is attributable to employer

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contributions may be considered to be a severance payment and shall be considered to be allocated over a period of weeks equal to the one sum payment divided by the employee's regular weekly pay while employed by his Participating Employer, which period shall commence immediately following the employee's Termination of Employment.

    Sec. 10.16  Accounting Following Partial Termination or Termination of the Plan.  If distribution of all or any part of a benefit is deferred or delayed for any reasons following partial termination or termination of the Plan in accordance with Article XIII, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Sec. 7.2.

    Sec. 10.17  Put Option.  If they are not publicly traded when distributed or are subject to a trading limitation when distributed, shares of TCF Financial Stock distributed hereunder which were acquired with the proceeds of an Exempt Loan shall be subject to a "put option" as follows:

    (a) The put option shall be exercisable only by the distributee (whether the Participant or a Beneficiary), any person to whom the shares of TCF Financial Stock have passed by gift from the distributee and any person (including an estate or the distributee from an estate) to whom the shares of TCF Financial Stock passed upon the death of the distributee (hereinafter referred to as the "holder").

    (b) The put option must be exercised during the 15-month period beginning on the date the shares of TCF Financial Stock are first distributed by the Plan. The period during which the put option is exercisable shall not include any time when a holder is unable to exercise the put option because the Company is prohibited from honoring the put option by federal or state law.

    (c) To exercise the put option, the holder shall notify the Company in writing that the put option is being exercised. The Company shall determine whether or not it is precluded from honoring the put option by federal or state law, and shall so notify the Participant.

    (d) Upon receipt of such notice, the Company shall tender to the holder the fair market value either in a lump sum or substantially equal installments (bearing a reasonable rate of interest and providing adequate security to the holder) over a period beginning within 30 days following the date the put option is exercised and ending not more than five years after the date the put option is exercised.

    (e) The Plan is not bound to purchase TCF Financial Stock pursuant to the put option, but the Funding Agency may cause the Plan to assume the Company's rights and obligations to acquire TCF Financial Stock under the put option.

    (f)  For the purposes of subsection (d), fair market value shall be determined in good faith and on the basis of all relevant factors for determining the fair market value of securities and in accordance with the requirements of 26 C.F.R. §54.4975-11(d)(5). In addition, TCF Financial Stock shall be valued by an independent appraiser in accordance with the requirements of Code section 401(a)(28). In the case of a transaction between the Plan and a disqualified person, fair market value must be determined as of the date of the transaction. In all other cases, fair market value shall be determined as of the most recent Valuation Date.

    (g) For the purposes of this section, a "trading limitation" on a security is a restriction under any federal or state securities law, any regulation thereunder, or an agreement affecting the security which would make the security not as freely tradable as one not subject to such restrictions.

    Sec. 10.18  No Other Restrictions on Qualifying Employer Securities.  Except as provided in Sec. 10.17, no options, buy-sell arrangements, puts, calls, rights of first refusal or other restrictions on alienability shall attach to any TCF Financial Stock acquired with the proceeds of an Exempt Loan and distributed hereunder or held by the Funding Agency, whether or not this Plan continues to be an employee stock ownership plan. Any put option extended under Sec. 10.17 shall continue in force

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notwithstanding that an Exempt Loan is repaid or that this Plan ceases to be an employee stock ownership plan.

    Sec. 10.19  Direct Rollover Distributions.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to the eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply for purposes of this Section.

    (a) "Eligible rollover distribution." An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; (3) any hardship distribution (as described in section 401(k)(2)(B)(i)(IV) of the Code) that is made after December 31, 1998; (4) the portion of any distribution that is not includible in gross income of the recipient (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (5) any other distribution(s) that is reasonably expected to total less than $200 during a year.

    (b) "Eligible retirement plan." An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    (c) "Distributee." A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

    (d) "Direct rollover." A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE XI

MANAGEMENT OF FUNDS

    Sec. 11.1  Composition.  All Accounts in the Plan will be invested primarily in TCF Financial Stock. All sums of money and all securities and other property received by the Funding Agencies for purposes of the Plan, together with all investments made therewith, the proceeds thereof and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Fund." The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan. If for any purpose it is necessary to determine the value of an asset in the Fund for which fair market value is not available, the value of such asset shall be its fair value as determined in good faith by the Company or other Named Fiduciary assigned such function, or if the asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee. Notwithstanding the foregoing, the Company may suspend or prohibit further acquisition of TCF Financial Stock by the Plan if necessary to comply with stock ownership limits of the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation, under their rules or policies.

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    Sec. 11.2  Funding Agency.  The Fund may be divided into any number of parts for investment purposes. Each part of the Fund shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by TCF Financial. TCF Financial shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. TCF Financial shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions under which the trustee is authorized to make investments on direction of a third party.

    Sec. 11.3  Compensation and Expenses of Funding Agency.  The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine.

    Sec. 11.4  Funding Policy.  The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agency of the funding policy in effect from time to time.

    Sec. 11.5  No Diversion.  The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include, by way of example and not as a limitation, premiums for the bonding of Plan officials required by ERISA. Such expenses may also include, by way of example and not as a limitation, attorneys fees incurred in connection with amending the Plan to comply with legislative, case law and regulatory developments; annual audit of the Plan performed by a certified public accountant; the fees of an outside consultant performed in connection with the administration of the Plan (e.g., preparation of benefit statements to Participants); reasonable fees of the Funding Agency; and fees paid to members of any committee (if established) administering the Plan, except that no such payment may be made to an employee who is already receiving full-time pay from a Participating Employer. Notwithstanding the foregoing, an expense shall not be deemed a reasonable expense of administering the Plan if it is incurred for the benefit of a Participating Employer, including, but only by way of example, expenses relating to the establishment, termination and design of the Plan. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

    (a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

    (b) Contributions by the Participating Employers are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Funding Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but

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shall remain in the Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

    (c) Contributions (and earnings thereon) by the Participating Employers may be refunded to Participants as provided in Sec. 5.5, Sec. 5.6 or Sec. 5.8; and

    (d) Shares of TCF Financial Stock pledged to secure an Exempt Loan may be distributed to any lender of such an Exempt Loan in order to comply with the terms of such Loan in the event of default on the Loan and foreclosure by the lender on such shares as collateral.

    (e) Amounts remaining in a suspense account established pursuant to Article VI upon the termination of the Plan shall be returned to the Company after all of the Plan's liabilities to Participants and their Beneficiaries have been satisfied.

    In the case of any such return of contribution, the Company shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

    Sec. 11.6  Description of TCF Financial Stock Fund.  The TCF Financial Stock Fund shall consist of shares of Common Stock of TCF Financial Corporation under the procedures described herein.

    (a) Investment in TCF Financial Stock shall be made from time to time by the Funding Agency on the open market through brokers or by purchase from securities dealers or by private purchase at such prices and in such amounts as the Funding Agency may determine in its absolute and uncontrolled discretion; provided, however, that no private purchase of such shares shall be made at a total cost greater than the total cost (including brokers' fees and other expenses of purchase) of purchasing such shares at the then prevailing price of such shares in the open market, such prevailing price to be determined by the Funding Agency as nearly as practicable, or, if such shares should be listed on a national or regional securities exchange, or on the NASDAQ quotation system, such prevailing price to be the closing price on such exchange or system on the date of such private purchase or, if such shares were not traded on such date, the next subsequent date on which such shares were traded. The Funding Agency is authorized to utilize a number of different broker-dealers and to utilize staggered purchases as necessary in order to prevent possible increased costs of acquiring TCF Financial Stock if these procedures are not used. The Funding Agency also may, in its discretion, limit the daily volume of its purchases or sales of shares of TCF Financial Stock to the extent that such action is deemed by it to be in the best interest of the Participants.

    (b) TCF Financial Stock may be purchased from TCF Financial and contributions and deposits hereunder may be made in the form of TCF Financial Stock, provided that no officer or director of the Company, or an associate thereof, receives an allocation of any such shares in contravention of rules or policies of the Comptroller of the Currency or the Federal Deposit Insurance Agency, as the Funding Agency is so advised by the Company; and further provided that no more than adequate consideration is paid for such Stock and no commission is charged to Plan assets in connection with any purchase of said Stock from TCF Financial. No TCF Financial Stock shall be purchased from a seller electing non-recognition treatment under Code section 1042.

    (c) It is contemplated that from time to time the Funding Agency may hold funds in the TCF Financial Stock Fund temporarily awaiting investment in shares of TCF Financial Stock. Such funds may, pending such investment, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or any other investment of a short term nature, including corporate obligations or participations therein, and the Funding Agency's short term collective investment fund. Any rights, warrants or options issued with respect to TCF Financial Stock held in the Fund shall be exercised or sold as the Funding Agency may determine.

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    Sec. 11.7  Reinvestment; Pass-through of Dividends.  Income on and proceeds of sales of investments of the TCF Financial Stock Fund shall be reinvested by the Funding Agency in the same Fund, except that any dividends paid on TCF Financial Stock (other than dividends paid on TCF Financial Stock held in an Advance Contribution Account) shall be distributed to the Participant to whose account the shares of TCF Financial Stock were allocated as of the record date for the dividend. All dividends distributed pursuant to this section shall be distributed in the form of cash. Dividends may be distributed on or about the date of payment of the dividend by TCF Financial, or in the discretion of the Company, dividends may be accumulated from two or more calendar quarters of the same fiscal year and distributed at one time, provided that such distribution occurs no later than 90 days after the end of the Plan Year in which they were paid, as the Company directs from time to time. Notwithstanding the foregoing, no dividend shall be distributed to a Participant if such distribution would result in the reduction of the Participant's accrued benefit as of June 30, 1994. The Funding Agency may invest funds contributed to the Plan in the Funding Agency's short term collective investment fund in such amount as the Company determines and reports to the Funding Agency will be necessary in order to provide sufficient liquidity for the distribution of dividends in the form of cash.

    Sec. 11.8  Uninvested Cash.  A Funding Agency may, in its discretion, maintain in cash, without obligation to credit interest thereon, such part of the assets of each Investment Fund as it considers necessary or desirable for the proper administration of such Fund and may deposit any uninvested funds with itself or any bank.

    Sec. 11.9  Crediting of Deposits to TCF Financial Stock Fund.  Except to the extent a Participant directs the investment of such contributions into other permitted investments pursuant to Section 11.11, all Tax-deferred Deposits, After-tax Deposits, Matching Contributions, GLB ESOP Accounts, Employer Discretionary Contributions, Additional Employer Contributions, Rollover Contributions and Transfer Contributions credited to a Participant's Accounts shall be part of the TCF Financial Stock Fund.

    Sec. 11.10  Leveraging of Plan.

    (a) Leveraged acquisitions of TCF Financial Stock. The Funding Agency, with the prior concurrence of the Company, is authorized to enter into an Exempt Loan. No such loan shall be entered into, however, unless the Company certifies to the Funding Agency that periodic payments due on such loan do not exceed the amounts of reasonably projected employer contributions to the Plan over the period of such loan, as determined by the Company. Also, no such loan shall be entered into if the Company is a lender or guarantees repayment of such loan. Any such loan may be guaranteed by TCF Financial Corporation, however, and TCF Financial Corporation may be a lender of such a loan. The proceeds of any Exempt Loan shall be invested as provided in Sec. 2.13 or 2.15, as applicable. All shares of TCF Financial Stock acquired with the proceeds of an Exempt Loan and held to secure payment of an Exempt Loan shall be credited to the Unallocated Reserve until such time as they are released from such encumbrance. An Exempt Loan may only be repaid by employer contributions to the Plan; employee deposits may not be applied to the repayment of any such loan.

    (b) Allocation of TCF Financial Stock to Accounts. The shares of TCF Financial Stock which are released from encumbrance on account of loan payments made with Employer Contributions shall be allocated as of the Valuation Date for which the Employer contribution was made, in accordance with Article VI.

    (c) Disposition of Shares. If shares of TCF Financial Stock which are acquired with the proceeds of an Exempt Loan are sold before being released from the Unallocated Reserve, the proceeds of the sale shall be applied to the payment of principal and interest on the shares which are sold. Shares of TCF Financial Stock that are released from encumbrance as a result of such payments, and any remaining sale proceeds, shall be treated as general investment gain of the Fund and shall be allocated to the Accounts of Participants as of the next Valuation Date in proportion to the balance then

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credited to each such Account. The remaining sale proceeds so allocated shall not be considered an Annual Addition with respect to a Participant for purposes of the Limitation on Allocations.

    (d) Application of Dividends. Dividends received on TCF Financial Stock held in the Unallocated Reserve and acquired with the proceeds of an Exempt Loan may be used to repay the Exempt Loan, or may be distributed to Participants pursuant to Sec. 11.7, as the Company so directs. To the extent such dividends are not used to repay an Exempt Loan or distributed to Participants, they shall be treated as general investment gain of the Fund. Such gain shall be applied to the purchase of TCF Financial Stock and allocated to the Accounts of Participants as of the next Valuation Date in proportion to the balance then credited to each such Account.

    Sec. 11.11  Diversification of Investments.

    (a) Effective as of April 1, 2001, or as of such later date as the Company, in its discretion, shall determine, a Participant who has attained age 50, and the Beneficiary of a Participant who attained age 50 prior to his or her death, may direct the Trustee in the investment of his or her Accounts among such investments or investment funds as may be permitted by the Company, in accordance with such procedures as shall be established by the Company. It is intended that such procedures will comply with the requirements of ERISA Section 404(c). As of each Valuation Date, the value of the Accounts of Participants who have directed the investment of their Accounts into investments other than TCF Financial Stock shall be adjusted to reflect the increase or decrease in the value of, and the amount of any income from, such directed investments.

    (b) Notwithstanding anything in this Sec. 11.11 to the contrary, a Participant who is subject to "short swing profits" liability under Section 16 of the Securities and Exchange Act of 1934 will not be permitted to change the investment of his or her existing Account balances in the TCF Financial Stock Fund unless at least six months has expired since the Participant's last election under this Plan (or under any other plan of a Participating Employer) to effect a "Discretionary Transaction" (as defined in SEC Rule 16b-3) which was:

      (1) an acquisition of TCF Financial Stock, if the current transaction involves a transfer of funds out of the TCF Financial Stock Fund; or

      (2) a disposition of TCF Financial Stock, if the current transaction involves a transfer of funds into the TCF Financial Stock Fund.

This limitation shall be construed consistently with requirements under Section 16 of said Act, and shall not be construed to prohibit distributions on account of a Participant's termination of employment, disability, retirement or death.

ARTICLE XII

ADMINISTRATION OF PLAN

    Sec. 12.1  Administration by Company.  The Company is the "administrator" of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board, action on behalf of the Company may be taken by any of the following:

    (a) The Board.

    (b) The chief executive officer of the Company.

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    (c) Any person or persons, natural or otherwise, department or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board, or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons, department or committee shall be within the scope of said allocation.

    The Company shall have sole and exclusive discretion in performing its duties pursuant to the Plan; provided, that it may not exercise such discretion in a manner that is inconsistent with any express provision of the Plan. The Company shall have absolute discretion in deciding the meaning of unclear or ambiguous provisions in the Plan, and its final decisions shall be conclusive and binding unless they are found by a court of competent jurisdiction to have been arbitrary and capricious.

    Sec. 12.2  Certain Fiduciary Provisions.  For purposes of the Plan:

    (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

    (c) To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

    (d) At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or chief executive officer may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

    (e) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 12.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

    (f)  A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

    Each Named Fiduciary, each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan, and for the reimbursement of expenses properly paid by the fiduciary on behalf of the Plan, and to payment thereof from the Fund if not paid directly by the Participating Employers in such proportions as the Company shall determine. Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

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    Sec. 12.3  Discrimination Prohibited.  No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Employees (as defined in Sec. 5.5(b)) of any Participating Employer.

    Sec. 12.4  Evidence.  Evidence required of anyone under this Plan may be certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

    Sec. 12.5  Correction of Errors.  It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

    Sec. 12.6  Records.  Each Participating Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

    Sec. 12.7  General Fiduciary Standard.  Each fiduciary shall discharge his duties with respect to the Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

    Sec. 12.8  Claims Procedure.  The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim. Until changed by the Company, the claims procedure shall be as follows:

    (a) Application. To receive a distribution under the Plan, the Participant or Beneficiary shall file an application with the Company. Application forms may be obtained from the Company. The Company, however, may cause a distribution to be made on its own initiative in accordance with the provisions of the Plan.

    (b) Determination of Eligibility. Within a reasonable time after the claim is filed, the application will be reviewed and a determination will be made by the Company as to eligibility. As soon as practicable after that, the applicant will be notified of the disposition of the application. This notice will be given within 90 days after receipt of the claim unless special circumstances require an extension of time for processing. If an extension of time for processing is required, written notice of the extension will be given to the applicant before the end of the initial 90-day period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Company expects to make a decision. The extension period will not exceed 90 days from the end of the initial 90-day period. If the application is approved, the Company will give the applicant notice of the amount of the benefit and the date it will be paid or may pay the benefit forthwith. If the application is wholly or partially denied, the Company will furnish the applicant with written notice setting forth the specific reason or reasons the claim was denied and referring to the specific Plan provisions on which the denial was based. This notice will explain the Plan's review procedure. If the claim is denied because it is incomplete, the Company's written notice to the applicant will request any additional material or

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information that must be provided so the applicant can complete the claim, and will explain why the additional material or information is required.

    (c) Review Procedure. If the applicant's claim is denied, the applicant or the applicant's representative will be permitted to review all pertinent documents at the Company. The applicant or the applicant's representative may request a review of the benefit determination by filing a written statement with the Company. Such a statement should set forth all the facts the applicant believes will establish that a benefit should be allowed. Any request for review must be made within 60 days following receipt by the applicant of notice that the claim is denied. Following receipt of the applicant's request for review, the Company will review denial of the claim. In its discretion, the Company may hold a hearing, at which the applicant or the applicant's representative may present the applicant's case. Generally, a decision on the claim will be reached by the Company within 60 days following receipt of the request for review. However, if special circumstances require a delay, the review may take up to 120 days. Among such special circumstances could be the holding of a hearing. If a decision will not be made within the initial 60 day period, before the end of that period the Company will give the applicant written notice of the extension. Notice of the decision made on review and of the specific reasons for the decision will be given to the applicant in writing promptly after the decision is made. The notice will make special reference to the Plan provisions on which the decision is based.

    Sec. 12.9  Bonding.  Plan personnel shall be bonded to the extent required by ERISA or for such larger amounts as the Company may determine in its discretion. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Participating Employers in such proportions as the Company shall determine. The Company may provide by agreement with any person that the premiums for required bonding shall be paid by such person.

    Sec. 12.10  Waiver of Notice.  Any notice required hereunder may be waived by the person entitled thereto. Effective as of October 1, 1999, any requirement herein that a notice or other communication be given in writing shall be construed as permitting the notice or communication to be given through an electronic medium; provided, however, that any electronically delivered notice or communication shall comply with any applicable regulations of the U.S. Internal Revenue Service or Department of Labor concerning "paperless" communications.

    Sec. 12.11  Agent for Legal Process.  The General Counsel of the Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

    Sec. 12.12  Actions Against the Secretary of Labor.  Under ERISA, the administrator of the Plan may bring suit to review a final order of the Secretary of Labor, to restrain said Secretary of Labor from taking any actions contrary to the provisions of ERISA, or to compel said Secretary to take any action required under Title I of ERISA. If the administrator of the Plan acting in good faith brings any such suit in connection with any matter affecting the Plan, the costs and expenses (including legal fees) of such suit may be paid from the Fund.

    Sec. 12.13  Effect of Criminal Conviction.  Persons who have been convicted of a crime shall not be permitted to serve as administrator, fiduciary, officer, trustee, custodian, counsel, agent, or employee of or as a consultant to the Plan, if prohibited from so serving by ERISA.

    Sec. 12.14  Indemnification.  In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each member of a governing body, each officer, and each employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such

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person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises. In lieu or in addition to providing indemnification, the Company may purchase insurance for such individuals.

ARTICLE XIII

AMENDMENT, TERMINATION, MERGER

    Sec. 13.1  Amendment.  Subject to the non-diversion provisions of Sec. 11.5, the Company, by action of the Board, or by action of a person or Committee so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No amendment of the Plan shall:

    (a) have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent;

    (b) reduce the nonforfeitable percentage of any Participant's Accounts; or

    (c) reduce any Participant's "Section 411(d)(6) protected benefits," except to the extent permitted under Code section 411(d)(6).

    The Company agrees that promptly upon adoption of any amendment to the Plan it will furnish a copy of the amendment together with a certificate evidencing its due adoption to each Funding Agency then acting. The Company also agrees that promptly upon adoption of the amendment it will give notice of the amendment to each other Participating Employer.

    Sec. 13.2  Discontinuance of Joint Participation in Plan By a Participating Employer.  A Participating Employer, by action of its board of directors or other governing body, and on appropriate written notice to the Company and each Funding Agency then acting, may discontinue its joint participation in the Plan with the other Participating Employers. Discontinuance of joint participation in the Plan by a Participating Employer shall also be effected if it fails to make its contributions pursuant to the provisions of Article VI or if at any time it ceases to be affiliated with the Company. The Company shall cause a determination to be made of the equitable part of the Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Company shall direct the Funding Agencies to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Company with respect to the Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words "Participating Employer," "Participating Employers," and "Company" shall thereafter be considered to refer only to the withdrawing employer. Any discontinuance of participation by a Participating Employer shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

    Sec. 13.3  Reorganization of Participating Employers.  In the event two or more Participating Employers shall be consolidated or merged or in the event one or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees, except that employees whose Termination of Employment shall occur at the time of and because of such reorganization shall be entitled to benefits as in the case of a complete discontinuance of contributions to the Plan. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving

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corporation in the merger or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

    Sec. 13.4  Permanent Discontinuance of Contributions.  A Participating Employer, by action of its board of directors or other governing body, may completely discontinue its contributions in support of the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee of such employer shall become a Participant after such discontinuance, (ii) any then existing Forfeiture Account of a Participant attributable to contributions of such Participating Employer shall revert to its original Matching Account status, and (iii) each Participant shall be 100% vested in his Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

    Sec. 13.5  Termination.

    (a) A Participating Employer, by action of its board of directors or other governing body, may terminate the Plan as applicable to such Participating Employer and its employees. After such termination no employee of such employer shall become a Participant, no contributions shall be made by it, and any then existing Forfeiture Account of a Participant attributable to contributions of such Participating Employer shall revert to its original Matching Account status. The Company, by action of its Board, may terminate the Plan as to all Participating Employers and their employees. Each affected Participant shall be 100% vested in the Participant's Accounts.

    (b) If the Plan is terminated as to fewer than all of the Participating Employers, subject to the provisions of paragraph (a), all of the provisions of the Plan shall continue in effect as to the affected Participants, and upon their entitlement thereto distributions shall be made to such Participants in accordance with the provisions of Article X.

    (c) As soon as administratively feasible following the Plan's termination as to all of the Participating Employers (or, if later, the date as of which the Internal Revenue Service issues a determination letter to the effect that the termination of the Plan will not adversely affect its tax qualified status), the Company shall establish a date (the "liquidation date") as of which the Fund shall be valued and all Accounts shall be adjusted in the manner provided in Article VII. Prior to the liquidation date, any unallocated Forfeitures that have not theretofore been applied to the payment of expenses pursuant to Sec. 9.2(b) or allocated pursuant to Sec. 6.5(c) shall be allocated among Participants in the ratio that each Participant's Compensation during the portion of the Plan Year ending on the liquidation date bears to the aggregate Compensation of all Participants during such period. Subject to the provisions of Sec. 10.5(d), the assets of the Plan shall then be distributed to Participants as provided in Article X hereof as though each Participant's employment had terminated on the liquidation date.

    Sec. 13.6  Partial Termination.  If there is a partial termination of the Plan as to a Participating Employer, by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, any then existing Forfeiture Account of a Participant (who was in the classification of employees with respect to which the partial termination occurs) attributable to contributions of such Participating Employer shall revert to its original Matching Account status, and each Participant with respect to whom the partial termination applies shall be 100% vested in his or her Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

    Sec. 13.7  Merger, Consolidation, or Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer

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which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed. In no event shall a Participant's Account balances be transferred to another plan unless the transfer complies with the requirements of Code sections 401(k) and 411(d)(6).

    Sec. 13.8  Deferral of Distributions.  Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan by a Participating Employer or of a complete or partial termination of the Plan with respect to a Participating Employer, the Company or a Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

    (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under section 401(a) of the Code; and

    (b) Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XIV

TOP-HEAVY PLAN PROVISIONS

    Sec. 14.1  Key Employee Defined.  "Key Employee" means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i).

    Sec. 14.2  Determination of Top-Heavy Status.  The top-heavy status of the Plan shall be determined according to the following standards and definitions:

    (a) The Plan is a Top-Heavy Plan for a Plan Year if either of the following applies:

      (1) If the top-heavy ratio for this Plan exceeds 60 percent.

      (2) If this Plan is part of a required aggregation group of plans and the top-heavy ratio for this group of plans exceeds 60 percent.

Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

    (b) The "top-heavy ratio" shall be determined as follows:

      (1) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer has not maintained any defined benefit plan which during the five-year period ending on the determination date has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the determination date) as of the determination date, both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution not actually made

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  as of the determination date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

      (2) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date has had accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the defined contribution plan or plans, determined in accordance with paragraph (1), and the present value of accrued benefits under the defined benefit plan or plans for all Key Employees as of the determination date, and the denominator of which is the sum of the account balances under the defined contribution plan or plans for all employees, determined in accordance with paragraph (1), and the present value of accrued benefits under the defined benefit plan or plans for all employees as of the determination date, all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio shall be adjusted for any distribution of an accrued benefit made in the five-year period ending on the determination date.

      (3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code section 416 and regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with an hour of service with any employer maintaining the plan at any time during the five-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee deposits will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. Solely for the purpose of determining whether the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Participant who is not a Key Employee shall be determined under: (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the employer; or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code section 411(b)(1)(C).

    (c) "Required aggregation group" means (i) each qualified plan (whether or not terminated) of the employer in which at least one Key Employee participates, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410.

    (d) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

    (e) "Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of the year is the determination date.

    (f)  The "determination period" for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

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    (g) The "valuation date" is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

    (h) For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

    (i)  An "hour of service" is an hour for which an employee would be entitled to credit for an Hour of Service under Labor Department Regulations Section 2530.200b-2(a) or (b).

    (j)  If an individual has not received any compensation from the employer during the five-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year. This subsection shall apply only to Plan Years commencing after December 31, 1984.

    Sec. 14.3  Minimum Contribution Requirement.  For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions and Forfeitures allocated to each employee of a Participating Employer who is not a Key Employee, who was a Participant or who met the eligibility requirements for enrolling as a Participant during the Plan Year and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

    (a) The minimum amount shall be the amount equal to that percentage of the Participant's compensation for the Plan Year which is the smaller of:

      (1) 3 percent (which percentage shall be increased to 5 percent for any Plan Year during which the Participant also participates in a Top-Heavy defined benefit plan maintained by a Participating Employer).

      (2) The percentage which is the largest percentage of compensation allocated to any Key Employee from employer contributions and Forfeitures for such Plan Year.

    (b) For purposes of this section, a Participant's compensation for a Plan Year is as defined in Sec. 6.7(e).

    (c) Elective deferrals made by a Key Employee under a cash or deferred arrangement described in Code section 401(k), and matching contributions (within the meaning of Code section 401(m)) made on behalf of a Key Employee, shall be treated as an employer contribution for the purpose of determining the amount of the minimum contribution required pursuant to this Section. However, elective deferrals and matching contributions made by or on behalf of a Participant who is not a Key Employee shall not count as a part of such Participant's minimum contribution.

    (d) This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

    Sec. 14.4  Vesting Schedule.  If the Plan is a Top-Heavy Plan, a Participant's vested accrued benefit under the Plan derived from employer contributions shall be the greater of the vested accrued

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benefit attributable to such contributions determined under Sec. 9.2 or the vested accrued benefit determined under the following subsections:

    (a) Subject to the following subsections, the vested percentage applied to the Participant's Accounts attributable to employer contributions shall be determined from the following table:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 but less than 6	80%
6 or more	100%

    (b) Years of Vesting Service for purposes of this section shall be as defined in Sec. 3.5.

    (c) This section shall not apply to a Participant who has no Hours of Service after the Plan becomes a Top-Heavy Plan.

    (d) If the Plan ceases to be a Top-Heavy Plan and continues to be a non-Top-Heavy Plan until the Participant's Termination of Employment, the Participant's Accounts attributable to employer contributions for purposes of this section shall not include the portion of such Accounts attributable to employer contributions for periods after such cessation. However, the purposes of Sec. 9.2(e), the vesting schedule of the Plan shall be deemed to have been amended effective as of the first day of the Plan Year following the last Plan Year for which the Plan was a Top-Heavy Plan.

    Sec. 14.5  Participation under Defined Benefit Plan and Defined Contribution Plan.  If a Participant is also a participant in a defined benefit plan maintained by the employer, with respect to any Plan Year for which the Plan is a Top-Heavy Plan, the following shall apply:

    (a) Sec. 6.7(d) shall be applied by substituting "1.0" for "1.25" in paragraphs (2)(B) and (3)(B) of Code section 415(e).

    (b) Sec. 6.7(d) shall be applied by substituting "$141,500" for "$51,875" in Code section 415(e)(7)(B)(i).

    The foregoing provisions of this section shall be suspended with respect to any individual so long as there are no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such individual, and no defined benefit plan accruals for such individual, either under this Plan or under any other plan that is in a required aggregation group of plans, within the meaning of Code section 416(g)(2)(A)(i), that includes this Plan.

    The provisions of this Sec. 14.5 shall not apply in Plan Years beginning on or after January 1, 2000.

    Sec. 14.6  Definition of Employer.  For purposes of this Article XIV, the term "employer" means all Participating Employers and any trade or business entity under Common Control with a Participating Employer.

    Sec. 14.7  Exemption For Collective Bargaining Unit.  Sections 14.3 and 14.4 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

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ARTICLE XV

MISCELLANEOUS PROVISIONS

    Sec. 15.1  Insurance Company Not Responsible for Validity of Plan.  No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

    Sec. 15.2  Headings.  Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

    Sec. 15.3  Capitalized Definitions.  Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

    Sec. 15.4  Gender.  Any references to the masculine gender include the feminine and vice versa.

    Sec. 15.5  Use of Compounds of Word "Here."  Use of the words "hereof," "herein," "hereunder," or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

    Sec. 15.6  Construed as a Whole.  The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

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06/20/01

EXCERPT FROM MINUTES
TCF FINANCIAL PERSONNEL COMMITTEE
TCF FINANCIAL CORPORATION

RE: Employees Stock Purchase Plan

    Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

    RESOLVED, that the following amendments are hereby made to the TCF Employees Stock Purchase Plan (the "Plan"):

1.
Section 5.5(i) of the Plan is amended in its entirety, to read as follows:

"(i)
If the Company has elected to apply section 410(b)(4)(B) of the Code (permitting the separate testing of employees who satisfy age and service conditions that are lower than the greatest age and service conditions permitted under section 410(a)(1)(A) of the Code), the Company may exclude Lower Paid Employees who have not completed one Year of Service, or who have not attained age 21, prior to July 1 of the applicable Plan Year in determining the average deferral percentage of Participants who are Lower Paid Employees."

2.
Section 5.6(i) of the Plan is amended in its entirety, to read as follows:

"(i)
If the Company has elected to apply section 410(b)(4)(B) of the Code (permitting the separate testing of employees who satisfy age and service conditions that are lower than the greatest age and service conditions permitted under section 410(a)(1)(A) of the Code), the Company may exclude Lower Paid Employees who have not completed one Year of Service, or who have not attained age 21, prior to July 1 of the applicable Plan Year in determining the average contribution percentage of Participants who are Lower Paid Employees."

    FURTHER RESOLVED, that the foregoing amendments shall be effective for Plan Years beginning on and after January 1, 2001.

    I, Gregory J. Pulles, Secretary of TCF Financial Corporation, do hereby certify that the foregoing is a true and correct copy of an excerpt of minutes of the meeting of the Personnel Committee of the TCF Financial Corporation Board of Directors held on July 24, 2001 and that the minutes have not been modified or rescinded as of the date hereof.

/s/ Gregory J. Pulles Gregory J. Pulles
Dated: October 23, 2001

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10/15/01

RESOLUTION
INDEPENDENT SUBCOMMITTEE OF THE
PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE
TCF FINANCIAL CORPORATION
October 22, 2001

***************************************************************

RE: Amendment of TCF Employees Stock Purchase Plan

    WHEREAS, the Personnel Committee administers the TCF Employees Stock Purchase Plan ("the Plan") and has the authority to amend the Plan;

    WHEREAS, the Personnel Committee has determined it is in the best interests of the Company to amend the Plan in certain respects:

    NOW, THEREFORE, IT IS HEREBY

    RESOLVED, that the Plan is hereby amended as follows:

1.
Section 5.1(a) of the Plan is amended in its entirety, to read as follows:

"(a)
Tax-deferred Deposits.  Tax-deferred Deposits shall be made on behalf of each Active Participant in an amount equal to 3% of the Participant's Basic Compensation for each payroll period; provided, however, that:

(1)
a Participant may elect to have larger Tax-deferred Deposits made on his or her behalf for any payroll period ending subsequent to the Entry Date on which the Participant is first enrolled in the Plan; provided, that a Participant's Tax-deferred Deposits shall be in whole percentages of the Participant's Basic Compensation and may not exceed:

(A)
18% of the Participant's Basic Compensation, in the case of Basic Compensation that is payable on pay dates occurring on and after November 9, 2001 and prior to January 4, 2002; or

(B)
97% of the Participant's Basic Compensation, in the case of Basic Compensation that is payable on pay dates occurring on and after January 4, 2002.

    (2)
    a Participant may elect to have smaller Tax-deferred Deposits made on his or her behalf (in whole percentages of not less than 1% of the Participant's Basic Compensation) for any payroll period ending subsequent to the Entry Date on which the Participant is first enrolled in the Plan; and

    (3)
    a Participant may elect to have no Tax-deferred Deposits made on his or her behalf for any payroll period.

    Tax-deferred Deposits not in excess of 6% of Basic Compensation for each payroll period shall be matched by Matching Contributions as provided in Sec. 6.3. A Participant's Basic Compensation from a Participating Employer for each payroll period shall be reduced by an amount equal to the Tax-deferred Deposits that are made on behalf of the Participant for such payroll period. The Participating Employer shall contribute such amount as a Tax-deferred Deposit on behalf of the Participant. Notwithstanding the foregoing, Tax-deferred Deposits by

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    a Participant for any calendar year shall not exceed the maximum amount permitted for Tax-Deferred Deposits under Code section 402(g) ($11,000 in calendar year 2002). In addition:

      (A)
      Tax-Deferred Deposits for a Highly Compensated Employee (as defined in Sec. 5.5) in Plan Years ending before January 1, 2001 shall not exceed 6% of Basic Compensation in any calendar quarter; and

      (B)
      the Company may limit the Tax-Deferred Deposits of some or all of the Highly Compensated Employees for any calendar quarter ending after January 1, 2001 to a percentage of Basic Compensation that is less than 12% (for calendar quarters or portions thereof ending before November 1, 2001), less than 18% (for the portion of the calendar quarter ending on December 31, 2001 that begins on November 1, 2001), or less than 97% (for calendar quarters or portions thereof ending before November 1, 2001).

      Tax-deferred Deposits shall cease at the point that either limit is reached during a quarter. The limit under Code section 402(g) shall be adjusted for each calendar year for any cost of living increases provided for that year in accordance with regulations of the Secretary of the Treasury. Tax-deferred Deposits are treated as employer contributions subject to the limitations applicable to such contributions under Article VI."

2.
The date "January 1, 2000" is deleted wherever it appears in Sections 5.5, 5.6, and 5.7 of the Plan, and it is replaced with the date "January 1, 2001."

3.
Section 6.8 of the Plan is amended in its entirety, to read as follows:

      "Sec. 6.8  Additional Employer Contributions.  The Company may in its sole discretion require Participating Employers to make Additional Employer Contributions for the purpose of assuring that the Plan meets the deferral and/or contribution percentage tests under Code section 401(k) or 401(m), subject to the following:

    (a)
    Additional Employer Contributions shall be in such amounts as the Company shall determine in its sole discretion, and such Contributions shall be used to satisfy the requirements of Section 5.5 (Adjustment of Tax-deferred Deposits if Required By Code Section 401(k)) and/or the requirements of Section 5.6 (Adjustment of Contributions Required By Code Section 401(m)). Additional Employer Contributions are not subject to Matching Contributions. Additional Employer Contributions are subject to the limitations on employer contributions provided under this Article. Additional Employer Contributions shall be made by the Participating Employers who employ the Participants to whom the Additional Employer Contributions are allocated.

    (b)
    Additional Employer Contributions shall be delivered to the Funding Agency no later than the last day of the Plan Year next following the Plan Year for which they are made, and shall be allocated among Participants who meet the requirements of subsection (c) ("eligible Participants") as follows:

    (1)
    first, such Contributions shall be allocated to the eligible Participant with the lowest Basic Compensation for such Plan Year until the Participant's total Annual Additions (as defined in Sec. 6.7(e)) for the Plan Year equal 25% of that Participant's Compensation (as defined in Sec. 6.7(e)) for the Plan Year;

    (2)
    next, such contributions shall be allocated to the eligible Participant with the next lowest Basic Compensation for such Plan Year until the Participant's total Annual Additions (as defined in Sec. 6.7(e)) for the Plan Year equal 25% of that Participant's Compensation (as defined in Sec. 6.7(e)) for the Plan Year;

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      and so on, until the Additional Employer Contributions are exhausted.

    (c)
    A Participant meets the requirements of this subsection (c) for a Plan Year (and therefore is eligible to share in any Additional Employer Contribution under this section for that Plan Year) if both of the following requirements are met:

    (1)
    The Participant is an employee of a Participating Employer on the last day of the Plan Year.

    (2)
    The Participant was a Lower Paid Employee (as defined in Sec. 5.5(b)) during the Plan Year."

4.
Section 11.7 of the Plan is amended in its entirety, to read as follows:

      "Sec. 11.7  Reinvestment; Pass-through of Dividends.  Income on and proceeds of sales of investments of the TCF Financial Stock Fund shall be reinvested by the Funding Agency in the same Fund, except that any dividends paid on TCF Financial Stock (other than dividends paid on TCF Financial Stock held in an Advance Contribution Account) shall be:

    (a)
    distributed to the Participant or Beneficiary in proportion to the Participant's or Beneficiary's interest in the TCF Financial Stock Fund as of the record date for the dividend; or

    (b)
    reinvested in the TCF Financial Stock Fund for the benefit of the Participant or Beneficiary to whom they would otherwise have been distributed;

  as elected by the Participant or Beneficiary in accordance with such rules and regulations as the Company may provide from time to time; provided, however, that such rules shall be uniform and nondiscriminatory as to all employees of a given Participating Employer.

  All dividends distributed pursuant to this section shall be distributed in the form of cash. Dividends may be distributed on or about the date of payment of the dividend by TCF Financial, or in the discretion of the Company, dividends may be accumulated from two or more calendar quarters of the same fiscal year and distributed at one time, provided that such distribution occurs no later than 90 days after the end of the Plan Year in which they were paid, as the Company directs from time to time. The Funding Agency may invest funds contributed to the Plan in the Funding Agency's short term collective investment fund in such amount as the Company determines and reports to the Funding Agency will be necessary in order to provide sufficient liquidity for the distribution of dividends in the form of cash."

  FURTHER RESOLVED, that except as otherwise specifically stated therein:

  (1)
  the amendments set forth in paragraph 1 shall be effective as of November 1, 2001;

  (2)
  the amendments set forth in paragraph 2 shall be effective for Plan Years beginning on and after January 1, 2000;

  (3)
  the amendments set forth in paragraph 3 shall be effective for Plan Years beginning on and after January 1, 2001; and

  (4)
  the amendments set forth in paragraph 4 shall be effective for Plan Years beginning on and after January 1, 2002.

    I, Gregory J. Pulles, Secretary of TCF Financial Corporation, do hereby certify that the foregoing is a true and correct copy of a Resolution duly adopted at the meeting of the Personnel Committee of the TCF Financial Corporation Board of Directors held on October 22, 2001 and that the Resolution has not been modified or rescinded as of the date hereof.

/s/ Gregory J. Pulles Gregory J. Pulles
Dated: October 23, 2001

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QuickLinks

  Exhibit 4(d)
INDEX
EXCERPT FROM MINUTES TCF FINANCIAL PERSONNEL COMMITTEE TCF FINANCIAL CORPORATION
RESOLUTION INDEPENDENT SUBCOMMITTEE OF THE PERSONNEL/SHAREHOLDER RELATIONS COMMITTEE TCF FINANCIAL CORPORATION October 22, 2001